Filed Pursuant to Rule 424(b)(2)
Registration No. 333-207615

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated October 26, 2015

PROSPECTUS SUPPLEMENT

(To prospectus dated October 26, 2015)

$150,000,000

ENDOLOGIX, INC.

    % Convertible Senior Notes due 2020

•      Weare offering $150 million aggregate principal amount of     % Convertible Senior Notes due 2020. We will pay interest on the notes on May 1 and November 1 of each year, beginning May 1, 2016. The notes will mature on November 1, 2020, unless earlier repurchased by us or converted.

•      Wemay not redeem the notes prior to November 1, 2018. On or after November 1, 2018, we may redeem for cash all or any portion of the notes, at our option, but only if the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the second trading day immediately preceding the date on which we provide notice of redemption, exceeds 130% of the conversion price on each applicable trading day. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

•      Holdersmay convert their notes at any time prior to the close of business on the business day immediately preceding August 1, 2020 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2015, if the closing sale price of our common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price of the notes in effect on each applicable trading day; (2) during the five consecutive business-day period following any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 98% of the closing sale price of our common stock on such date multiplied by the then-current conversion rate; (3) if we call all or any portion of the notes for redemption, at any time prior to the close of business on the second scheduled trading day prior to the redemption date, or (4) upon the occurrence of specified corporate events. On or after August 1, 2020 until the close of business on the second scheduled trading day immediately preceding the stated maturity date, holders may surrender their notes for conversion at any time, regardless of the foregoing circumstances.

•      Uponconversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

•      Theinitial conversion rate will be             shares of our common stock for each $1,000 principal amount of notes, which represents an initial conversion price of approximately $         per share. Following certain corporate transactions that occur on or prior to the stated maturity date or our delivery of a notice of redemption, we may be required to increase the conversion rate for a holder that elects to convert its notes in connection with such a corporate transaction or notice of redemption.

•      Ifa fundamental change, as defined herein, occurs prior to the stated maturity date, holders may require us to purchase for cash all or any portion of their notes at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

•      Wedo not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol “ELGX.” On October 23, 2015, the closing sale price of our common stock was $13.81 per share.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-19 of this prospectus supplement.

	Per Note		Total
Public offering price (1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us (1)		%	$

(1)	Plus accrued interest from November , 2015, if settlement occurs after that date

The underwriter may exercise its right to purchase up to an additional $22,500,000 principal amount of the notes for 30 days after the date of this prospectus supplement, solely to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about November     , 2015.

Piper Jaffray

The date of this prospectus supplement is October     , 2015.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing or incorporated by reference in this prospectus supplement or the accompanying prospectus belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

We obtained the industry, market and competitive position data included or incorporated by reference in this prospectus supplement from our own internal research, which is based on estimates prepared by us based on certain assumptions and our knowledge of the industry in which we operate, as well as from industry and general publications and research surveys and studies conducted by third parties. Third-party studies and publications generally state that the information they contain has been obtained from sources believed to be reliable but that that accuracy and completeness of such information is not guaranteed. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. As such, we cannot assure you of the accuracy and completeness of, and take no responsibility for, such data. In addition, while we believe our internal company research is reliable and the market definitions we use are appropriate, neither our internal research nor these definitions have been verified by any independent source.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding future events, our potential acquisition of TriVascular Technologies, Inc., or TriVascular (as described in “Prospectus Supplement Summary—Recent Developments—TriVascular Merger”), our use of proceeds from this offering, our future financial performance, our future business strategy and the plans and objectives of management for future operations, are forward-looking statements.

We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements as a result of the following factors, among others:

•	continued market acceptance of our products;

•	quality problems with our products;

•	our ability to consummate the merger with TriVascular;

•	if the acquisition of TriVascular is consummated, our ability to successfully integrate TriVascular with our operations and capitalize on perceived synergies;

•	consolidation in the health care industry;

•	the success of our clinical trials relating to products under development;

•	our ability to maintain strong relationships with certain key physicians;

•	continued growth in the number of patients qualifying for treatment of abdominal aortic aneurysms through our products;

•	our ability to effectively compete with the products offered by our competitors;

•	the level and availability of third party payor reimbursement for our products;

•	our ability to successfully commercialize products which incorporate the technology obtained in our acquisition of Nellix, Inc., or Nellix;

•	our ability to effectively develop new or complementary technologies;

•	our ability to manufacture our endovascular systems to meet demand;

•	changes to our international operations including currency exchange rate fluctuations;

•	our ability to effectively manage our business and keep pace with our anticipated growth;

•	our ability to develop and retain a direct sales force in the United States and select European countries;

•	the nature of and any changes to legislative, regulatory and other legal requirements that apply to us, our products, our suppliers and our competitors;

•	the timing of and our ability to obtain and maintain any required regulatory clearances and approvals;

•	our ability to protect our intellectual property rights and proprietary technologies;

•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	product liability claims and litigation expenses;

•	reputational damage to our products caused by mis-use or off-label use or government or voluntary product recalls;

•	our utilization of a single source supplier for specialized components of our product lines;

•	our ability to attract, retain, and motivate qualified personnel;

•	our ability to make future acquisitions and successfully integrate any such future-acquired businesses;

•	our ability to maintain adequate liquidity to fund our operational needs and research and developments expenses; and

•	general macroeconomic and world-wide business conditions.

Readers are urged to carefully review and consider the various disclosures made by us, which attempt to advise interested parties of the risks, uncertainties, and other factors that may affect our business, operating results and financial condition, and the value of our common stock and the notes, including without limitation the disclosures made under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, the forward-looking statements in this prospectus supplement may not prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Our forward-looking statements speak only as of the date each such statement is made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of The Nasdaq Stock Market, LLC.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all the information that you should consider before investing in the notes. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors,” the financial statements and related footnotes thereto and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors described under the “Risk Factors” section and elsewhere in this prospectus supplement.

Unless the context otherwise requires, any reference to “Endologix,” the “company,” “we,” “our” and “us” in this prospectus supplement refers to Endologix, Inc. and its subsidiaries.

Endologix®, AFX® and Nellix® are registered trademarks of Endologix, Inc., and IntuiTrak™, VELA™ and the respective product logos are trademarks of Endologix, Inc.

Endologix, Inc.

Overview

We are a Delaware corporation with corporate headquarters and production facilities located in Irvine, California. We develop, manufacture, market, and sell innovative medical devices for the treatment of aortic disorders. Our products are intended for the minimally invasive endovascular treatment of abdominal aortic aneurysms, or AAA. The AAA products are built on one of two platforms: (1) traditional minimally-invasive endovascular repair, or EVAR, or (2) endovascular sealing, or EVAS, our innovative solution for sealing the aneurysm sac while maintaining blood flow through two blood flow lumens. Our current EVAR products include the Endologix AFX Endovascular AAA System, or AFX, the VELA Proximal Endograft, or VELA, and the Endologix Powerlink with IntuiTrak Delivery System, or IntuiTrak. Our current EVAS product is the Nellix Endovascular Aneurysm Sealing System, or the Nellix EVAS System. Sales of our EVAR and EVAS platforms (including extensions and accessories) to hospitals in the United States and Europe, and to third-party international distributors, provide the sole source of our reported revenue.

Our EVAR products consist of (i) a cobalt chromium alloy stent covered by expanded polytetrafluoroethylene (commonly referred to as “ePTFE”) graft material, which we refer to as the EVAR Stent Graft, and (ii) an accompanying delivery system. Once fixed in its proper position within the abdominal aorta, our EVAR device provides a conduit for blood flow, thereby relieving pressure within the weakened or “aneurysmal” section of the vessel wall, which greatly reduces the potential for the AAA to rupture.

Our EVAS product consists of (i) bilateral covered stents with endobags, (ii) a biocompatible polymer injected into the endobags to seal the aneurysm and (iii) a delivery system and polymer dispenser. Our EVAS product seals the entire aneurysm sac, effectively excluding the aneurysm sac and reducing the likelihood of future aneurysm rupture. Additionally, it has the potential to reduce the need for post procedural re-interventions.

Within our EVAR platform, AFX is marketed in the United States, Europe, New Zealand and Latin America, and IntuiTrak sales are currently limited to Japan. In February 2013, we commenced limited market introduction in Europe of the Nellix EVAS System, and a controlled commercial introduction is currently underway. In December 2013, we received Investigational Device Exemption, or IDE, approval in the United States to begin a clinical trial for the Nellix EVAS System which commenced in January 2014. In October 2015, we received U.S. Food and Drug Administration, or FDA, approval for the AFX2 Bifurcated Endograft System for the treatment of AAA.

We were incorporated in California in March 1992 under the name Cardiovascular Dynamics, Inc. and reincorporated in Delaware in June 1993. In January 1999, we merged with privately held Radiance Medical Systems, Inc. and changed our name to Radiance Medical Systems, Inc. and in May 2002, we merged with privately held Endologix, Inc. and changed our name to Endologix, Inc.

Our main offices are located at 2 Musick, Irvine, California 92618, and our telephone number is (949) 595-7200. We maintain a website at www.endologix.com where general information about us and our products is available. The contents of the website are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Market Overview and Opportunity

Abdominal Aortic Aneurysm Background

Atherosclerosis is a disease which results in the thickening and hardening of arteries, which generally is attributable to genetics, smoking, high blood pressure, and/or high cholesterol damage. This disease generally progresses with age. According to AHA Scientific Statement estimates, it affects 5% to 6% of the population over 65.

Atherosclerosis reduces the integrity and strength of blood vessel walls, causing the vessel to expand or balloon out, which is known as an “aneurysm.” Aneurysms are commonly diagnosed in the aorta, which is the body’s largest artery, extending from the chest to the abdomen. The abdominal aorta is the segment between the renal (kidney) arteries and the area where the aorta divides into the two iliac arteries which travel down the legs. AAA occurs when a portion of the abdominal aorta bulges into an aneurysm because of a weakening of the vessel wall, which may result in life threatening internal bleeding upon rupture. AAA is more common in men than women.

Although AAA is one of the most serious cardiovascular diseases, many AAAs are never detected. Most AAA patients do not have symptoms at the time of their initial diagnosis. AAAs generally are discovered coincidentally during procedures to treat or diagnose unrelated medical conditions.

According to a paper titled Elective Versus Ruptured Abdominal Aortic Aneurysm Repair: A 1-Year Cost-Effectiveness Analysis, the overall patient mortality rate for ruptured AAA is approximately 80%, making it among the leading causes of death in the United States. Once diagnosed, patients with AAA require either non-invasive monitoring, or, depending on the size and rate of growth of the AAA, EVAR or EVAS or open surgical repair.

EVAR and EVAS Versus Open Surgical Repair

Our EVAR and EVAS products are used exclusively for minimally-invasive procedures, as opposed to open surgical repair of AAA. Open surgical repair is a highly invasive procedure requiring (i) a large incision in the patient’s abdomen, (ii) withdrawal of the patient’s abdominal organs to gain access to the aneurysm, (iii) the cross clamping of the aorta to stop blood flow, and (iv) implantation of a synthetic graft which is sutured to the aorta, connecting one end above the aneurysm, to the other end below the aneurysm.

Open surgical repair typically lasts two to four hours, while the typical EVAR and EVAS procedure lasts one to two hours. After receiving open surgical repair, the patient usually requires a few days in the hospital’s surgical intensive care unit, and the total hospital stay may be four to ten days. Post-procedure convalescence may take another four to six weeks due to the invasiveness of the operation. By comparison, patients are often discharged two to four days after their EVAR and EVAS procedure, and once discharged, most patients return to normal activity within two weeks.

We estimate that approximately 65% of all treated AAAs in the United States are repaired through EVAR, and 35% through open surgical repair. Although EVAR and EVAS have many key advantages over open surgical repair, many patients are not candidates for EVAR and EVAS due to the limitations of current EVAR devices to treat a wide range of AAA anatomies. We are developing new products to address these more challenging anatomies, those with aortic neck length less than 10mm, that we believe, upon development, will allow us to increase the treatable aneurysm market.

An article published in the New England Journal of Medicine on January 31, 2008 compared the results of open surgical repair versus EVAR for the treatment of AAA on more than 45,000 patients over a three year period. Among the findings discussed in the article were:

•	The perioperative mortality rate of all patients in the study undergoing EVAR was approximately 1.2%, as compared to 4.8% for open surgical repair.

•	Patients treated by EVAR were three times as likely to be discharged to their homes rather than another rehabilitation facility as compared to patients treated with open repair.

•	The average hospital stay for patients in the study undergoing EVAR was 3.4 days versus 9.3 days for patients undergoing open surgical repair.

Market Size

We estimate the global Endovascular AAA market potential to be $3.3 billion. We estimate the traditional aneurysm market potential, defined as aneurysms with aortic neck length greater than or equal to 10mm, to be $1.6 billion. The majority of diagnosed aneurysms in this market can be treated with currently available EVAR products. We estimate that an additional $1.6 billion market potential, defined as aneurysms with neck lengths less than 10mm, exists for the treatment of challenging anatomies. Currently, there are limited options with available EVAR products to treat these short or no neck aortic aneurysms. Below is a table summarizing the market potential and penetration by aneurysm type based on our estimates.

Market Description ($ in millions)	Penetrated	Unpenetrated	Total
Traditional	$1,250	$417	$1,667
Complex	363	1,245	1,608

Total	$1,613	$1,662	$3,275

In 2014, we estimate there were approximately 170,000 AAA (EVAR and surgical repair) procedures globally.

In the United States alone, it is estimated that between 1.2 million and 2.0 million people have an AAA and approximately 200,000 people are diagnosed with AAA annually. Of those diagnosed with an AAA, it is estimated that approximately 58,000 people underwent an AAA repair procedure in the United States, of which approximately 47,000 were addressed through EVAR.

According to U.S. Census Bureau estimates, the age 65 and over population in the United States is approximately 46 million, or 15% of the total population, and is expected to grow to 49 million by 2016. Accordingly, we believe that AAA treatments will naturally increase over time, given this demographic trend.

Since AAAs generally arise in people over the age of 65 and come with little warning, initiatives have been undertaken to increase its screening. The most prominent of these initiatives is the Screening Abdominal Aortic Aneurysms Very Efficiently Act, or SAAAVE, which was signed into law in the United States on February 8, 2006, began providing coverage on January 1, 2007 and was updated effective January 1, 2014. SAAAVE provides for a one-time free of charge AAA screening for men who have smoked some time in their life, and men or women who have a family history of the disease.

Our Mission

Our mission is to be the leading innovator of medical devices to treat aortic disorders. Key elements of our strategy to accomplish this mission are as follows:

•	Focus exclusively on the aorta for the commercialization of innovative products.

•	Design and manufacture EVAR and EVAS products that are easy to use and deliver excellent clinical outcomes.

•	Design EVAR and EVAS products to expand into the treatment of complex anatomies.

•	Provide exceptional clinical and technical support to physicians through an experienced and knowledgeable sales and clinical organization.

Our Products

Our EVAR Platform

Our EVAR products consist of our EVAR Stent Graft and catheter delivery system, branded under the names Powerlink, IntuiTrak, AFX and VELA. We believe that our EVAR platform offers the following advantages over competitors:

•

Anatomical Fixation.    Our EVAR products are unique in that the main body of the device sits on the patient’s natural aortoiliac bifurcation. This provides a solid foundation for the long-term stability of the device. Alternative EVAR devices rely on hooks, barbs and radial force to anchor within the aorta (generally referred to as “proximal fixation”) near the renal arteries. We have proven in our clinical studies that anatomical fixation inhibits device migration within the aorta due to the inherent foundational support of the patient’s own anatomy.

•

Unique, Minimally Invasive Delivery System.    Our AFX product is the only EVAR device with 17F introducer access on the ipsilateral side and 9F introducer access on the contralateral side. Competitive products require between 12F and 22F access on the ipsilateral side and between 11F and 18F on the contralateral side.

•

Preserves Aortic Bifurcation.    Our EVAR Stent Grafts allow for future endovascular procedures when continued access across the aortic bifurcation is required. Approximately 30% to 40% of AAA patients also have peripheral arterial disease, or PAD. Our EVAR Stent Graft is the only one presently available that preserves the physician’s ability to go back over the aortic bifurcation for future interventions. This is a meaningful feature of our EVAR Stent Graft, as many AAA patients are today living longer and returning to the hospital for PAD procedures.

•

PEVAR.    We are the only company that has conducted a U.S. IDE randomized clinical trial and obtained FDA approval for a total percutaneous indication for use, or PEVAR, specific to our EVAR system. We are now able to train physicians on PEVAR, thus enabling physicians to appropriately learn the technique and properly apply it. Unique to our EVAR system, physicians have the option of treating patients with PEVAR, or with a small incision in only one groin (and percutaneous placement of a non-surgical introducer sheath in the other groin that is 3mm in diameter).

Our EVAS Platform

Our EVAS product is based on the Nellix EVAS System to seal the aneurysm and provide blood flow to the legs through two blood lumens.

•	Biostable polymer provides extended fixation and long-term stability. Currently available devices leave the AAA sac untreated, yet intact, while the EVAS product seals the aneurysm sac.

•	Predictable procedure. The device and procedure steps are relatively simple and intuitive, making procedure times predictable.

•

Potentially reduce endoleaks and secondary interventions.    Our EVAS product seals the entire aneurysm, reducing the likelihood of many causes of secondary intervention in EVAR procedures. This can potentially reduce long-term follow-up requirements.

•	Low profile introducer. Our EVAS product is beneficial for the delivery of the devices in tight access arteries, reducing risk of vascular injuries to the patient.

Our EVAR and EVAS Extensions and Accessories

•

Aortic Extensions and Limb Extensions.    We offer proximal aortic extensions and limb extensions which attach to the “main body” of our EVAR device, allowing physicians to customize it to fit the patient’s anatomy. In February 2014, we launched a new proximal extension in the United States, VELA, designed specifically for the treatment of proximal aortic neck anatomies. VELA features a circumferential graft line marker and controlled delivery system that enable predictable deployment and final positional adjustments. We began a commercial introduction of VELA in Europe in January 2015.

•	Accessories. We offer various accessories to facilitate the optimal delivery of our EVAR products, including compatible guidewires, snares, and catheter introducer sheaths.

Our Product Evolution

Our core EVAR product was first commercialized in Europe in 1999 and in the United States in 2004. We initially branded it as the Powerlink System, or Powerlink System for AAA. As our EVAR products evolved, we branded them under the names Powerlink System with Visiflex Delivery System, IntuiTrak, and AFX.

•	Powerlink System for AAA. Powerlink System for AAA was our original EVAR product.

•

IntuiTrak.    In October 2008, we received FDA approval for IntuiTrak. We received CE Mark approval for IntuiTrak in March 2010, and Japanese Shonin approval in December 2012. IntuiTrak provided an updated delivery system that further simplified the implant procedure for physicians.

•

AFX.    In June 2011 and November 2011, we received FDA approval and CE Mark approval, respectively, for AFX. We believe AFX provides physicians with improved vascular access and sealing, as compared to IntuiTrak. We began a full commercial launch of AFX in the United States in August 2011 and in numerous international markets in 2012.

•

Nellix EVAS System.    Our core EVAS product, the Nellix EVAS System, was first commercialized in Europe in February 2013. In February 2013, we received CE Mark approval for the Nellix EVAS System, and we commenced a limited market introduction of the Nellix EVAS System in Europe and a controlled commercial introduction is underway. In December 2013, we received IDE approval in the United States to begin a clinical trial which commenced in January 2014. Enrollment in the IDE was completed in November 2014. In the third quarter of 2015, we obtained IDE continued access approval for additional patients. The 30-day safety results for the Nellix EVAS System were recently published in the Journal of Vascular Surgery, which results showed low morbidity and mortality and high procedural success rates.

•

ChEVAS. ChEVAS is a new procedure whereby physicians use the Nellix EVAS System together with branch stent grafts to treat patients with complex aortic anatomies. We expect to start a prospective clinical study to evaluate ChEVAS in 2016.

In addition, endoleaks are a leading cause of conversion to open surgical repair following an EVAR procedure. In an effort to reduce endoleaks, we have developed advanced sealing technologies such as the ActiveSeal for AFX and the Nellix EVAS System, which we believe is the only device designed to seal the entire AAA sac.

We currently have approximately 100 sales representatives and clinical specialists in the United States and we expect to add approximately 43 sales representatives and clinical specialists in Europe during 2015.

Recent Developments

TriVascular Merger

On October 26, 2015, we entered into an agreement and plan of merger, or the merger agreement, with TriVascular under which we agreed to acquire all of TriVascular’s outstanding capital stock through a merger of a direct wholly-owned subsidiary of our company, or merger sub, with and into TriVascular. We refer to this transaction as the TriVascular merger. TriVascular will survive the merger and become a wholly-owned subsidiary of Endologix.

Under the terms and conditions of the merger agreement, at the effective time of the TriVascular merger, all outstanding shares of capital stock of TriVascular will be cancelled and converted into the right to receive merger consideration with a value, based on the closing price of our common stock on October 23, 2015, equal to up to approximately $211 million at closing, subject to certain adjustments specified in the merger agreement, or the merger consideration. Approximately $187 million of the merger consideration payable to TriVascular stockholders will be payable in shares of our common stock issued at closing. This represents the value of 19.999% of our common stock as of October 23, 2015. Subject to certain adjustments specified in the merger agreement, up to the remaining approximately $24 million of the merger consideration will be payable in cash at closing. We intend, for U.S. federal income tax purposes, that the TriVascular merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the code.

The merger agreement includes customary representations, warranties and covenants of our company, TriVascular and our merger sub. TriVascular and our company have agreed to operate their respective businesses in the ordinary course until completion of the merger. TriVascular has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire TriVascular and to certain restrictions on its ability to respond to any such proposals. The merger agreement contains customary closing conditions, including the requisite consent to the adoption of the merger agreement by TriVascular’s stockholders and the expiration or termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act. The consummation of the merger is not subject to a financing condition.

The merger agreement also includes customary termination provisions for both TriVascular and our company, subject, in certain circumstances, to the payment by TriVascular or our company of a termination fee of 3.0% or 4.5%, respectively, of the aggregate purchase price. TriVascular must pay us the 3.0% termination fee following a change of recommendation by the board of directors of TriVascular or if TriVascular terminates the merger agreement to enter into an agreement with respect to a proposal from a third party that the board of directors of TriVascular has determined in good faith in the exercise of its fiduciary duties is superior to our company’s, in each case, as is described in further detail in the merger agreement. We must pay TriVascular the 4.5% termination fee if we are unable to obtain antitrust approval of the merger.

On October 26, 2015, concurrently with the execution of the merger agreement, we entered into voting agreements with stockholders that are executive officers and directors of TriVascular, and in the case of the directors, funds affiliated with those directors, pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed to vote all shares beneficially owned by such stockholders, representing approximately 32.5% of the outstanding shares of TriVascular, in favor of (1) the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, (2) any proposal to adjourn or postpone the stockholder meeting at which TriVascular’s stockholders are voting on the approval of the merger agreement to a later date if there are not sufficient votes to adopt the merger agreement, and (3) any other matter necessary to consummate the TriVascular merger; and to vote against (1) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of TriVascular or the stockholder contained in the merger agreement and (2) any competing offer or acquisition proposal or any other action, agreement or transaction involving TriVascular that is intended, or would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the TriVascular merger.

The closing of the TriVascular merger is not subject to completion of this offering, and completion of this offering on the terms described herein or at all is not a condition to completion of the TriVascular merger. If this offering is completed and the TriVascular merger is terminated or does not occur for any reason, we intend to use the proceeds of this offering for working capital and other general corporate purposes, which may include future acquisitions. Other than the TriVascular merger, we have no understandings, commitments or agreements to enter into any other acquisitions.

The TriVascular merger is expected to close early in January 2016. Until the closing of the TriVascular merger, Endologix and TriVascular will remain separate operational entities, and neither company may offer or sell the other company’s products. There can be no assurance that the TriVascular merger will be consummated on the anticipated schedule, pursuant to the foregoing terms or at all. See “Risk Factors—Risks Related to the TriVascular Merger—This offering is not conditioned upon the closing of the proposed TriVascular merger, and there can be no assurance that the merger will be completed.”

About TriVascular

TriVascular is a medical device company developing and commercializing innovative technologies to significantly advance minimally invasive treatment of AAA. TriVascular developed its technology platform leveraging engineering principles utilized in many industries, including aerospace, aircraft and automotive, and applied these concepts with the goal of designing an optimal solution for AAA therapy to address unmet clinical needs. TriVascular’s Ovation, Ovation Prime and Ovation iX Systems and their related components, which are referred to as the Ovation System, is TriVascular’s solution for the treatment of AAA through EVAR. The Ovation System is an FDA-approved, new stent graft platform that provides an innovative and effective alternative to conventional devices. It is designed to specifically address many of the limitations associated with conventional EVAR devices and expand the pool of patients eligible for EVAR.

TriVascular’s differentiated platform, by virtue of its low profile, flexible delivery system and novel sealing mechanism, offers physicians and patients eligible for EVAR a new solution to AAA repair, and has the added benefit of being able to treat a broader population of patients. The Ovation System consists of a main aortic body, injected with a conformable polymer, and typically two iliac limbs. These components, delivered sequentially through the lowest profile FDA-approved delivery system, allow for customization to an individual patient’s unique anatomy. TriVascular received CE Mark approval in August 2010 and began commercial sales of its Ovation System in Europe in September 2010. In October 2012, TriVascular received approval from the FDA for the Ovation System for the treatment of AAA and began commercial sales in the United States in November 2012. TriVascular sells its products through its direct U.S., Canadian and European sales forces and through third-party distributors in Europe and in other parts of the world.

TriVascular’s principal executive offices are located at 3910 Brickway Blvd., Santa Rosa, CA 95403, and its telephone number is (707) 543-8800.

Rationale for TriVascular Merger

We believe the TriVascular merger is compelling because, among other things, we anticipate it will:

Enhance our growth opportunities.    We expect to leverage the combined company’s global sales force and marketing capabilities to expand awareness of and access to our product offerings. We intend to leverage the combined company’s innovation capabilities and deep pipeline of new technologies to enhance our product offerings in the estimated $3 billion market for the treatment of AAA. We anticipate multiple product launches over the next 24 months.

Enhance and leverage our technology.    We expect the combined company to be an innovation leader with broad clinical indications for the treatment of AAA. We and TriVascular have significant clinical evidence for our products and we expect the combined company will own over 370 issued and pending patents.

Drive significant operating synergies.    We intend to leverage the combined company’s strong technology and commercial capabilities. We expect that the combined company will realize more than $30 million of annual synergies by 2017, resulting from, among other things, anticipated reductions in general and administrative expenses and sales and marketing expenses and manufacturing economics of scale, and that the TriVascular merger will be EBITDA accretive in 2018. We also expect to leverage the combined company’s competitive advantage in retaining existing customers in 44 countries across five continents and expanding its customer base.

Strategic competitive advantage in retaining existing customers and expanding our customer base.    The combined company will have a world-class team of trained sales representatives and clinical specialists, with customers in 44 countries across five continents. We also expect opportunities to arise post-merger for significant growth and cross-selling.

For additional information concerning the TriVascular merger, including certain historical consolidated financial statements of TriVascular, pro forma consolidated financial statements of our company that give effect to the TriVascular merger and this offering, see our Current Report on Form 8-K filed with the SEC on October 26, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Endologix’s Third Quarter 2015 Results of Operations

Our global revenue in the third quarter of 2015 was $38.2 million, a 3% increase from $37.2 million in the third quarter of 2014. For the nine months ended September 30, 2015, our global revenue increased 5% to $114.4 million, compared to $108.7 million for the nine months ended September 30, 2014. On a constant currency basis, our revenue for the third quarter and nine months ended September 30, 2015 increased 7% and 9%, respectively.

Our U.S. revenue in the third quarter of 2015 was $26.9 million, slightly down from $27.1 million in the third quarter of 2014 due to the temporary delay in patient enrollment in the Nellix continued access protocol (the “CAP”) for the IDE trial. Excluding the impact of the CAP, our U.S. third quarter revenue increased 1% over 2014. International revenue was $11.3 million, a 12% increase compared to $10.1 million in the third quarter of 2014. On a constant currency basis, our third quarter international revenue increased 26%. Our European revenue was $7.8 million, a 12% increase as compared to $6.9 million in the third quarter of 2014, representing 32% growth on a constant currency basis.

Gross profit was $27.0 million in the third quarter of 2015, which represents a gross margin of 71%, compared to a gross margin of 63% in the third quarter of 2014. Gross profit was $78.1 million for the nine months ended September 30, 2015, representing a gross margin of 68%. This compares with a gross margin of 70% for the nine months ended September 30, 2014. The increase in gross margin for the third quarter was primarily due to an inventory write-off of $4.7 million in the third quarter of 2014 for product inventory that we replaced with our new DURAPLY™ ePTFE Graft Material for AFX.

Our total operating expenses were $36.4 million in the third quarter of 2015, compared to $32.5 million in the third quarter of 2014. Our total operating expenses for the nine months ended September 30, 2015 were $109.2 million, compared with $94.4 million for the nine months ended September 30, 2014. The increase in operating expenses for the third quarter and nine months ended September 30, 2015 was driven primarily by expansion of sales and clinical personnel in the United States and Europe and an increase in research, development, clinical and regulatory expenses.

We reported a net loss for the third quarter of 2015 of $10.9 million, or $(0.16) per share, compared with a net loss of $13.9 million, or $(0.21) per share, for the third quarter of 2014. Our reported Adjusted Net Loss (non-GAAP, defined and reconciled to net loss below) for the third quarter of 2015 of $9.1 million, or $(0.13) per share, compared with an Adjusted Net Loss for the third quarter of 2014 of $8.5 million, or $(0.13) per share.

For the nine months ended September 30, 2015, we reported a net loss of $35.1 million, or $(0.52) per share, compared to a net loss of $17.6 million, or $(0.28) per share, for the nine months ended September 30, 2014. We reported an Adjusted Net Loss (non-GAAP, defined and reconciled to net loss below) for the nine months ended September 30, 2015 of $30.4 million, or $(0.45) per share, compared with an Adjusted Net Loss (non-GAAP) for the nine months ended September 30, 2014 of $17.6 million, or $(0.28) per share.

Our total cash, cash equivalents and marketable securities were $68.3 million as of September 30, 2015, compared to $86.7 million as of December 31, 2014.

TriVascular’s Third Quarter 2015 Revenues

On October 26, 2015, TriVascular announced that its preliminary revenue for the third quarter of 2015 is expected to be approximately $9.5 million, reflecting growth of 20% over the third quarter of 2014 on a reported basis and 23% on a constant currency basis. Based on these preliminary estimates, United States revenue is expected to be $6.5 million, reflecting growth of 20% year-over-year, and revenue from international customers is expected to be $3.0 million, reflecting growth of 19%, or 31% on a constant currency basis.

The third quarter 2015 results of TriVascular described above are preliminary, unaudited and subject to completion, reflect TriVascular’s management’s estimates as of the date of this prospectus supplement and are not a comprehensive statement of TriVascular’s financial results for the third quarter of 2015. Such preliminary estimates are subject to finalization of financial and accounting procedures (which have yet to be completed) and should not be viewed as a substitute for quarterly financial statements prepared in accordance with GAAP. TriVascular has informed us that its independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed or performed any procedures with respect to these preliminary estimates or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. TriVascular has also informed us that it does not expect to complete its financial statements for the third quarter of 2015 until after the completion of this offering. As a result, there is a possibility that TriVascular’s third quarter of 2015 financial results could vary from its preliminary estimates included above. Accordingly, you should not place undue reliance upon this preliminary information.

Discussion of Non-GAAP Financial Measures

Endologix’s management believes that the non-GAAP measures of (1) “Adjusted Net Income (Loss)” and (2) “Adjusted Net Income (Loss) Per Share” enhance an investor’s overall understanding of Endologix’s financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. Endologix’s management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define “Adjusted Net Loss” as net loss under GAAP, excluding (1) the fair value adjustment to the Nellix acquisition contingent consideration; (2) interest expense from the company’s convertible debt; (3) foreign currency (gains) or losses; (4) legal settlement costs; (5) contract termination and business acquisition expenses; and (6) business development expenses, including licensing costs related to research and development activities.

In the three and nine months ended September 30, 2015, this GAAP adjustment to net loss specifically represents: (1) the fair value adjustment to the Nellix acquisition contingent consideration liability; (2) interest expense from the company’s convertible debt; (3) foreign currency (gains) or losses; and (4) business development expenses.

In the three and nine months ended September 30, 2015, this GAAP adjustment to net loss specifically represents: (1) the fair value adjustment to the Nellix acquisition contingent consideration liability; (2) interest expense from the company’s convertible debt; and (3) foreign currency (gains) or losses.

We define “Adjusted Net Loss per share” as Adjusted Net Loss divided by the average shares outstanding (basic and diluted, as applicable under GAAP) for the corresponding period.

The following table is a reconciliation of net income (loss) to Adjusted Net Loss and Adjusted Net Loss per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(dollars in thousands, except per share data)
Net income (loss)	$(10,917)	$(13,938)	$(35,131)	$(17,636)
Fair value adjustment to Nellix contingent consideration liability	—	(200)	200	(8,228)
Interest expense	1,506	1,422	4,460	4,261
Foreign currency (gain) loss	62	4,262	(593)	4,050
Business development expenses	208	—	634	—

Adjusted Net Loss	$(9,141)	$(8,454)	$(30,430)	$(17,553)

Adjusted Net Loss per share	$(0.13)	$(0.13)	$(0.45)	$(0.28)

THE OFFERING

The following is a summary of the terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Senior Debt Securities” in the accompanying prospectus contain a more detailed description of the terms and conditions of the notes. In this section, references to “Endologix,” “we,” “our” or “us” refer to Endologix, Inc. and not to any of its subsidiaries.

Issuer	Endologix, Inc., a Delaware corporation.

Securities Offered	$150,000,000 aggregate principal amount of % Convertible Senior Notes due 2020 (plus up to an additional $22,500,000 principal amount at the underwriter’s option, solely to cover over-allotments).

Maturity	November 1, 2020, unless earlier purchased, redeemed or converted.

Interest	% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2016. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of the Notes—Events of Default.”

Ranking

The notes will be our senior unsecured obligations and will be:

•       senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes;

•       equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, including our existing 2.25% Convertible Senior Notes due 2018, or the 2018 notes;

•       effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•       structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

As of June 30, 2015 and after giving effect to this offering (assuming no exercise of the underwriter’s over-allotment option) and the use of proceeds therefrom as described in “Use of Proceeds” and after giving further pro forma effect to the consummation of the TriVascular merger, we would have had $222.2 million of indebtedness, of which $0 million would have been secured indebtedness, and our subsidiaries would have had $0 of indebtedness. This offering of notes is not contingent upon the closing of the TriVascular merger.

We are party to a revolving credit facility with Bank of America, N.A. whereby we may borrow up to $20.0 million, or the BofA Credit Facility. As of June 30, 2015, we did not have any outstanding indebtedness under the BofA Credit Facility and the amount drawn under the BofA Credit Facility was $0. The BofA Facility is secured by all of our assets other than our intellectual property. Any of our future borrowings under the BofA Credit Facility will be effectively senior to the notes to the extent of the value of the assets securing such borrowings.

Optional Redemption

We may not redeem the notes prior to November 1, 2018. On or after November 1, 2018, we may redeem for cash all or any portion of the notes, at our option, but only if the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the second trading day immediately preceding the date on which we provide notice of redemption, exceeds 130% of the conversion price on each applicable trading day. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

We will give notice of any redemption not less than 30 scheduled trading days nor more than 60 calendar days before the redemption date. See “Description of the Notes—Optional Redemption.”

Conversion

Holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding August 1, 2020 only under the following circumstances:

•       during any calendar quarter commencing after the calendar quarter ending on December 31, 2015, if the closing sale price of our common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price of the notes in effect on each applicable trading day;

•       during the five consecutive business-day period following any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 98% of the closing sale price of our common stock on such date multiplied by the then-current conversion rate;

•       if we call all or any portion of the notes for redemption, at any time prior to the close of business on the second scheduled trading day prior to the redemption date; or

•       upon the occurrence of specified corporate events described under “Description of the Notes—Conversion of Notes—Conversion upon Specified Corporate Transactions.”

On or after August 1, 2020 until the close of business on the second scheduled trading day immediately preceding the stated maturity date, holders may surrender their notes for conversion regardless of the foregoing circumstances.

The initial conversion rate for the notes will be              shares of our common stock for each $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $         per share of our common stock). Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation in solely cash or a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated for each trading day in a 25 trading-day conversion period (as described herein). See “Description of the Notes—Conversion of Notes—Settlement upon Conversion.”

Holders will not receive any additional cash payment or additional shares of our common stock representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the consideration delivered to you upon conversion of a note.

The conversion rate for the notes is subject to adjustment as described under “Description of the Notes—Conversion of Notes—Conversion Rate Adjustments” and “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” An adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price.

Increase to Conversion Rate Following a Make-Whole Adjustment Event	If certain corporate events as described under “Description of the Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” occur at any time prior to the stated maturity date, or if we deliver a notice of redemption as described under “Description of the Notes—Optional Redemption,” each of which we refer to as a “make-whole adjustment event,” the conversion rate for any notes converted following such make-whole adjustment event will, in certain circumstances and for a limited period of time, be increased by a number of additional shares of our common stock. A description of how the number of additional shares will be determined and a table showing the number of additional shares of our common stock, if any, by which the conversion rate will be increased following a make-whole adjustment event is set forth under “Description of the Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.”

Purchase of Notes at Your Option upon a Fundamental Change	Holders may require us to purchase for cash all or any portion of their notes upon the occurrence of a fundamental change at the fundamental change purchase price equal to 100% of the principal amount of the notes being purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date. For the definition of “fundamental change” and related information, see “Description of the Notes—Purchase of Notes at Your Option upon a Fundamental Change.”

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting estimated expenses payable by us and the underwriter’s discount, will be approximately $         (or approximately $         if the underwriter exercises its over-allotment option in full).

We expect to use approximately $56 million of the net proceeds from the offering to repay indebtedness of TriVascular contemporaneously with the consummation of the TriVascular merger. To the extent the holders of convertible indebtedness of TriVascular do not convert their indebtedness into TriVascular common stock prior to or in connection with the consummation of the TriVascular merger, we intend to use an additional $10 million of the net proceeds to repurchase such convertible indebtedness. We expect to use the remainder of the net proceeds, or, if the TriVascular merger does not close, all of the net proceeds to finance the commercialization of our products, for working capital and other general corporate purposes.

Trading	We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol “ELGX.”

Risk Factors	See the information under the caption “Risk Factors” in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in the notes.

Material U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the United States federal income tax consequences of owning the notes and any common stock into which the notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Material U.S. Federal Income Tax Considerations.”

Trustee, Paying Agent and Conversion Agent	Wells Fargo Bank, National Association

Global Securities; Book-Entry Form	The notes will be issued in book-entry form and will be represented by global securities deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

RISK FACTORS

An investment in the notes involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the following risk factors, together with all of the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. See “Cautionary Note Regarding Forward-Looking Statements.” If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the value of the notes to decline, and you may lose all or part of your investment. Many of the risks described below in “—Risks Related to our Business,” “Risks Related to Our Financial Condition” and “Risks Related to Regulation of Our Industry” are also applicable to the business and financial condition of TriVascular and the regulation of TriVascular’s business, including during the period prior to the consummation of the TriVascular merger. If any of the risks described in such sections were to materialize with respect to TriVascular prior to or after the consummation of the TriVascular merger, it could have a material adverse effect on our combined business, results of operations and financial condition and value and trading price of the notes, if and when the TriVascular merger is subsequently consummated.

Risks Related to the TriVascular Merger

This offering is not conditioned upon the closing of the proposed TriVascular merger, and there can be no assurance that the merger will be completed and, if the merger is not completed, we may be required to pay a material termination fee.

On October 26, 2015, we signed a definitive merger agreement to acquire TriVascular. We expect the TriVascular merger to close early in January 2016. The merger agreement is subject to a number of conditions that must be fulfilled in order to complete the TriVascular merger. Those conditions include continued accuracy of the representations and warranties by both parties and the performance by both parties of their covenants and agreements, absence of orders prohibiting the completion of the merger, expiration or early termination of the applicable pre-merger waiting period (and extensions thereof) under the HSR Act, the effectiveness of the Form S-4 registering the shares to be issued as merger consideration and adoption of the merger agreement by at least a majority of the issued and outstanding shares of TriVascular’s common stock. The closing of the TriVascular merger is not subject to a financing contingency. In addition, the merger agreement also includes customary termination provisions for both TriVascular and we, subject, in certain circumstances, to the payment by TriVascular or us of a termination fee of 3.0% or 4.5%, respectively, of the aggregate purchase price. TriVascular must pay us the 3.0% termination fee following a change of recommendation by the board of directors of TriVascular or if TriVascular terminates the merger agreement to enter into an agreement with respect to a proposal from a third party that the board of directors of TriVascular has determined in good faith in the exercise of its fiduciary duties is superior to our company’s, in each case, as is described in further detail in the merger agreement. We must pay TriVascular the 4.5% termination fee if we are unable to obtain antitrust approval of the merger. Delays in closing the TriVascular merger or the failure to close the TriVascular merger at all may result in our incurring significant additional costs in connection with such delay or termination of the merger agreement and/or failing to achieve the anticipated benefits of the TriVascular merger. Any delay in closing or a failure to close the TriVascular merger could have a negative impact on our business and the trading price of our common stock.

The closing of the TriVascular merger is not subject to completion of this offering, and completion of the TriVascular merger is not a condition to completion of this offering. We cannot assure you that the TriVascular merger will be completed. If this offering is completed and the TriVascular merger is terminated or does not occur for any reason, the notes offered hereby will remain outstanding whether or not the TriVascular merger is completed.

Actual results may differ from any guidance issued by us concerning future revenue and revenue growth of TriVascular or the anticipated impact of the TriVascular merger on the operating results of the combined company, and these differences could be material.

We have made a number of forward-looking statements, including statements relating to the expected timing of the TriVascular merger, the prospects for the combined company, the market opportunity for our and TriVascular’s products, our expectations for the development of TriVascular’s products and introduction of new products and the future growth of our business. These statements are based upon our management’s preliminary estimates based on forecasts prepared by TriVascular’s management. Although we believe that we have a reasonable basis for such forward-looking statements, these statements are based on our projections of future events that are subject to known and unknown risks and uncertainties and other factors that may cause the combined company’s actual results, level of activity, performance or achievements, expressed or implied by these forward-looking statements, to differ in a material way. Risks and uncertainties that could cause actual results to differ materially from currently anticipated results include, but are not limited to, risks relating to:

•	our ability to successfully integrate TriVascular;

•	our ability to successfully launch new products and applications in target markets;

•	our sales, marketing and distribution capabilities and those of our competitors;

•	our planned sales, marketing, and research and development activities;

•	unanticipated increases in costs or expenses;

•	risks associated with international operations; and

•	the other risks identified in this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

Our actual financial condition and results of operations following the TriVascular merger may not be consistent with, or evident from, the guidance we provide. Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences for, or effects on, us. Any failure to meet such guidance could have a material adverse effect on the trading price or volume of our stock.

Any failure to successfully integrate TriVascular’s business and operations or fully realize potential synergies from the TriVascular merger in the expected time frame would adversely affect our business, operating results and financial condition.

The success of the TriVascular merger will depend, in part, on our ability to successfully integrate TriVascular’s business and operations and fully realize the anticipated benefits and potential synergies from combining our business with TriVascular’s business. To realize these anticipated benefits and potential synergies, we must successfully combine these businesses. If we are unable to achieve these objectives following the TriVascular merger, the anticipated benefits and potential synergies of the TriVascular merger may not be realized fully or at all, or may take longer to realize than expected. Any failure to timely realize these anticipated benefits would have a material adverse effect on our business, operating results and financial condition. Until the completion of the TriVascular merger, we and TriVascular will continue to operate independently. The integration process could result in a loss of key customers, decreases in revenue and increases in operating costs, as well as the disruption of each company’s ongoing businesses, any or all of which could limit our ability to achieve the anticipated benefits and synergies of the TriVascular merger and have a material adverse effect on our business, operating results and financial condition.

We have made certain assumptions relating to the TriVascular merger that may prove to be materially inaccurate.

We have made certain assumptions relating to the TriVascular merger that may prove to be inaccurate, such as expected benefits of the TriVascular merger, expected revenue growth rates, operating, transaction and integration costs, as well as general economic and business conditions that adversely affect the combined company following the TriVascular merger. These assumptions relate to numerous matters, including:

•	projections of TriVascular’s future revenue and revenue growth rates;

•	the amount of goodwill and intangibles that will result from the TriVascular merger;

•	acquisition costs, including transaction costs;

•	our ability to maintain, develop and deepen relationships with customers of TriVascular; and

•	other financial and strategic risks of the TriVascular merger.

Our and TriVascular’s business relationships, including customer relationships, may be subject to disruption due to uncertainty associated with the TriVascular merger.

Parties with which we or TriVascular do business may experience uncertainty associated with the TriVascular merger, including with respect to current or future business relationships with us, TriVascular or the combined business. These business relationships may be subject to disruption as customers and others attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than us, TriVascular or the combined business, including our competitors or those of TriVascular. These disruptions could have a material adverse effect on the businesses, operating results and financial condition of the combined business. The adverse effect of such disruptions could be exacerbated by a delay in the completion of the TriVascular merger or termination of the merger agreement.

TriVascular has limited long-term clinical data to support the safety, efficacy and durability of its products, which could be a barrier to further physician adoption of its products.

TriVascular’s longest-term available clinical data from its Ovation Pivotal Trial is five years, and it has comprehensive four-year follow-up data for this patient population. Because TriVascular currently lacks comprehensive clinical data older than four years supporting the safety, efficacy and durability of its products and the benefits they offer, physicians may be slower to adopt or recommend TriVascular’s products, which could reduce sales and prevent us from achieving our forecasted sales targets and profitability upon the TriVascular merger.

We will incur significant transaction expenses and acquisition-related integration costs in connection with the TriVascular merger and this offering.

We have incurred, and expect to continue to incur, significant transaction costs relating to the negotiation and completion of the TriVascular merger and this offering. Except in limited circumstances, we will have to bear these costs whether or not the TriVascular merger is completed. Additionally, we are currently developing a plan to integrate the operations of TriVascular with our own after the completion of the TriVascular merger. In connection with that plan, we anticipate that we will incur certain non-recurring charges in connection with this integration; however, we cannot identify the timing, nature and amount of all such charges as of the date of this prospectus supplement. These and transaction expenses and integration costs will be charged as an expense in the period incurred. These and transaction expenses and integration costs could materially affect our results of operations in the period in which such charges are recorded. Although we believe that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the business, will offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

We and TriVascular may have difficulty attracting, motivating and retaining executives and other key employees in light of the merger.

Uncertainty about the effect of the TriVascular merger on our and TriVascular’s employees may have an adverse effect on us or TriVascular and, consequently, the combined business resulting from the merger. This uncertainty may impair our and TriVascular’s ability to attract, retain and motivate key personnel until the merger is completed, or longer for the combined entity. Employee retention may be particularly challenging during the pendency of the merger as our and TriVascular’s employees may experience uncertainty about their future roles with the combined business. In addition, if key employees depart because of issues relating to the uncertainty and difficulty of integration, financial incentives or a desire not to become employees of the combined business, we may incur significant costs in identifying, hiring and retaining replacements for departing employees, which could substantially reduce or delay our ability to realize the anticipated benefits of the merger.

The unaudited pro forma financial statements incorporated by reference in this prospectus supplement are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the TriVascular merger.

The unaudited pro forma financial statements incorporated by reference in this prospectus supplement are presented for illustrative purposes only, are based on various adjustments and assumptions, many of which are preliminary, and may not be an indication of our financial condition or results of operations following the TriVascular merger. Such unaudited pro forma financial statements also do not reflect adjustments for other developments with our business or TriVascular’s business after June 30, 2015. Our actual financial condition and results of operations following the TriVascular merger may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the TriVascular merger. In addition, this offering is not conditioned upon completion of the TriVascular merger and the notes may remain outstanding even if the TriVascular is not completed. Therefore, investors should refer to our historical financial statements incorporated by reference in this prospectus supplement when evaluating an investment in the notes.

If we do not complete the TriVascular merger, we will have incurred substantial expenses without our stockholders realizing the expected benefits.

If we are unable to complete the TriVascular merger, we will have incurred significant due diligence, legal, accounting and other transaction costs in connection with the merger without our stockholders realizing the anticipated benefits. We cannot assure you that we will acquire TriVascular because the proposed TriVascular merger is subject to a variety of factors, including the satisfaction of customary closing conditions.

Risks Related to Our Business

All of our revenue is generated from a limited number of products, and any decline in the sales of these products will negatively impact our business.

We have focused heavily on the development and commercialization of a limited number of products for the treatment of AAA. If we are unable to continue to achieve and maintain market acceptance of these products and do not achieve sustained positive cash flow from operations, we will be constrained in our ability to fund development and commercialization of improvements and other product lines. In addition, if we are unable to market our products as a result of a quality problem or failure to maintain regulatory approvals, we would lose our only source of revenue and our business would be negatively affected.

We are in a highly competitive market segment, which is subject to rapid technological change. If our competitors are better able to develop and market products that are safer, more effective, less costly, easier to use, or otherwise more attractive than any products that we may develop, our business will be adversely impacted.

Our industry is highly competitive and subject to rapid and profound technological change. Our success depends, in part, upon our ability to maintain a competitive position in the development of technologies and products for use in the treatment of AAA and other aortic disorders. We face competition from both established and development stage companies. Many of the companies developing or marketing competing products enjoy several advantages to us, including:

•	greater financial and human resources for product development, sales and marketing and patent litigation;

•	greater name recognition;

•	long established relationships with physicians, customers, and third-party payors;

•	additional lines of products, and the ability to offer rebates or bundle products to offer greater discounts or incentives;

•	more established sales and marketing programs, and distribution networks;

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greater experience in conducting research and development, manufacturing, clinical trials, preparing regulatory submissions, and obtaining regulatory clearance or approval for products and marketing approved products; and

•	greater buying power and influence with suppliers.

Our competitors may develop and patent processes or products earlier than us, obtain regulatory clearance or approvals for competing products more rapidly than us, and develop more effective or less expensive products or technologies that render our technology or products obsolete or less competitive. We also face fierce competition in recruiting and retaining qualified scientific, sales, and management personnel, establishing clinical trial sites and patient enrollment in clinical trials, as well as in acquiring technologies and technology licenses complementary to our products or advantageous to our business. If our competitors are more successful than us in these matters, our business may be harmed.

If third-party payors do not provide reimbursement for the use of our products, our revenues may be negatively impacted.

Our success in marketing our products depends in large part on whether domestic and international government health administrative authorities, private health insurers and other organizations will reimburse customers for the cost of our products. Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. Further, many international markets have government managed healthcare systems that control reimbursement for new devices and procedures. In most markets there are private insurance systems as well as government-managed systems. If sufficient reimbursement is not available for our current or future products, in either the United States or internationally, the demand for our products will be adversely affected.

We may not realize all of the anticipated benefits of our acquisition of Nellix.

The success of our acquisition of Nellix will largely depend on our ability to realize the anticipated growth opportunities of the Nellix EVAS System. Our ability to realize these benefits, and the timing of this realization, depend upon a number of factors and future events, many of which we cannot control. These factors and events include, without limitation:

•	the results of clinical trials of the Nellix EVAS System;

•	the receipt of further CE Mark approvals of enhanced versions of the Nellix EVAS System from our European Union notified body;

•	the receipt of approval from the FDA to sell the Nellix EVAS System in the United States;

•	the receipt of approvals from regulatory agencies outside of Europe and the U.S. to sell the Nellix EVAS System;

•	obtaining and maintaining patent rights relating to the Nellix technology; and

•	further developing an effective direct sales and marketing organization in Europe and other international markets.

Our success depends on the growth in the number of AAA patients treated with endovascular devices.

We estimate that over 200,000 people are diagnosed with AAA in the United States annually, and approximately 58,000 people underwent aneurysm repair, either via EVAR or open surgical repair. Our growth will depend upon an increasing percentage of patients with AAA being diagnosed, and an increasing percentage of those diagnosed receiving EVAR, as opposed to an open surgical procedure. Initiatives to increase screening for AAA include SAAAVE, which was signed into law on February 8, 2006 in the United States. SAAAVE will provide one-time AAA screening for men who have smoked some time in their life, and men or women who have a family history of the disease. Screening is provided as part of the “Welcome to Medicare” physical and such coverage began on January 1, 2007. Such general screening programs may never gain wide acceptance. The failure to diagnose more patients with AAA could negatively impact our revenue growth.

Our success depends on convincing physicians to use, and continue to use, our products in more endovascular AAA procedures.

Our AAA products utilize a different fixation approach within the patient’s anatomy than competitive products. Due to our favorable clinical results, and product improvements, and an increase in the size of our sales force, we have been able to increase sales at a rate higher than the general growth within our market segment. However, if we are unable to continue convincing physicians to use our products, our business could be negatively impacted. Additionally, if we fail to maintain our working relationships with health care professionals, many of our products may not be developed and marketed in line with the needs and expectations of the professionals who use and support our products, which could cause a decline in our earnings and profitability. The research, development, marketing, and sales of many of our new and improved products is dependent upon our maintaining working relationships with health care professionals. We rely on these professionals to provide us with considerable knowledge and experience regarding the development, marketing, and sale of our products. Physicians assist us as researchers, marketing and product consultants, inventors, and public speakers. If we are unable to maintain our strong relationships with these professionals and continue to receive their advice and input, the development and marketing of our products could suffer, which could have a material adverse effect on our consolidated earnings, financial condition, and/or cash flows.

Quality problems with our products could harm our reputation and erode our competitive advantage, sales, and market share.

The manufacture of many of our products is highly complex and subject to strict quality controls, due in part to rigorous regulatory requirements. In addition, quality is extremely important due to the serious and costly consequences of a product failure. Problems can arise during the manufacturing process for a number of reasons, including equipment malfunction, failure to follow protocols and procedures, raw material problems or human error. If these problems arise or if we otherwise fail to meet our internal quality standards or those of the FDA or other applicable regulatory body, which include detailed record-keeping requirements, our reputation could be damaged, we could become subject to a safety alert or a recall, we could incur product liability and other costs, product approvals could be delayed and our business could otherwise be adversely affected.

Our international operations involve operating risks, which could adversely impact our net sales, results of operations, and financial condition.

Sales of our products outside the United States represented approximately 28% of our revenue in 2014. As of December 31, 2014, we sold our products through 14 distributors located in the following countries outside of the United States: Argentina, Brazil, Chile, Czech Republic, Israel, Japan, Mexico, Latvia, Romania, Puerto Rico, Poland, Sweden, Portugal, and Turkey. The sales territories authorized within these various distribution agreements cover a total of 25 countries. As of September 1, 2011, we began selling our product in Europe through our own sales force. The sale and shipment of our products across international borders, as well as the purchase of components and products from international sources, subjects us to extensive United States and foreign governmental trade, import and export, and custom regulations and laws.

Recently, the U.S. Securities and Exchange Commission, or the SEC, promulgated final rules regarding required disclosure of the use of certain minerals in our products, known as “conflict minerals,” which are mined from the Democratic Republic of the Congo and adjoining countries. Under the rules, we are now required to disclose the procedures we employ to determine the sourcing of such minerals and metals produced from those minerals. The implementation of these rules could adversely affect the sourcing, supply, and pricing of materials used in our products. Although we disclosed that we utilized two of the four conflict minerals (tin and tungsten) in our products in our conflict minerals report for the 2014 calendar year, we were unable to determine that our sources of these minerals have been certified as “conflict free.” We may continue to face difficulties in gathering this information in the future.

Compliance with these regulations is costly and exposes us to penalties for non-compliance. Other laws and regulations that can significantly impact us include various anti-bribery laws, including the United States Foreign Corrupt Practices Act and anti-boycott laws and similar laws in foreign jurisdictions. Any failure to comply with applicable legal and regulatory obligations could impact us in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments, restrictions on certain business activities, and exclusion or debarment from government contracting. Also, the failure to comply with applicable legal and regulatory obligations could result in the disruption of our shipping and sales activities.

Substantially all of our sales outside of the United States are denominated in local currencies. Measured in local currency, a substantial portion of our international sales was generated in Europe (and primarily denominated in the Euro) and in Japan. The United States dollar value of our international sales varies with currency exchange rate fluctuations. Decreases in the value of the United States dollar to the Euro or the British Pound Sterling have the effect of increasing our reported revenues even when the volume of international sales has remained constant. Increases in the value of the United States dollar relative to the Euro or the British Pound Sterling, as well as other currencies, have the opposite effect and, if significant, could have a material adverse effect on our reported revenues and results of operations.

In addition, many of the countries in which we sell our products are, to some degree, subject to political, economic or social instability. Our international operations expose us and our distributors to risks inherent in operating in foreign jurisdictions. These risks include:

•	difficulties in enforcing or defending intellectual property rights;

•	pricing pressure that we may experience internationally;

•	a shortage of high-quality sales people and distributors;

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changes in third-party reimbursement policies that may require some of the patients who receive our products to directly absorb medical costs or that may necessitate the reduction of the selling prices of our products;

•	the imposition of additional United States and foreign governmental controls or regulations;

•	economic instability;

•	changes in duties and tariffs, license obligations and other non-tariff barriers to trade;

•	the imposition of restrictions on the activities of foreign agents, representatives and distributors;

•	scrutiny of foreign tax authorities which could result in significant fines, penalties and additional taxes being imposed on us;

•	laws and business practices favoring local companies;

•	longer payment cycles;

•	difficulties in maintaining consistency with our internal guidelines;

•	difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•	the imposition of costly and lengthy new export licensing requirements;

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the imposition of United States or international sanctions against a country, company, person or entity with whom we do business that would restrict or prohibit continued business with the sanctioned country, company, person or entity; and

•	the imposition of new trade restrictions.

If we experience any of these risks, our sales in international countries may be harmed and our results of operations would suffer.

If we fail to properly manage our anticipated growth, our business could suffer.

We may experience periods of rapid growth and expansion, which could place a significant strain on our limited personnel, information technology systems, and other resources. In particular, the increase in our direct sales force requires significant management and other supporting resources. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our development and commercialization goals.

To achieve our revenue goals, we must successfully increase production output as required by customer demand. In the future, we may experience difficulties in increasing production, including problems with production yields and quality control, component supply, and shortages of qualified personnel. These problems could result in delays in product availability and increases in expenses. Any such delay or increased expense could adversely affect our ability to generate revenues.

Future growth will also impose significant added responsibilities on management, including the need to identify, recruit, train, and integrate additional employees. In addition, rapid and significant growth will place a strain on our administrative and operational infrastructure.

In order to manage our operations and growth, we will need to continue to improve our operational and management controls, reporting and information technology systems, and financial internal control procedures. If we are unable to manage our growth effectively, it may be difficult for us to execute our business strategy and our operating results and business could suffer.

If we fail to develop and retain our direct sales force, our business could suffer.

We have a direct sales force in the United States and in certain European countries. We also utilize a network of third-party distributors for sales outside of the United States. As we launch new products and increase our marketing efforts with respect to existing products, we will need to retain and develop our direct sales personnel to build upon their experience, tenure with our products, and their relationships with customers. There is significant competition for sales personnel experienced in relevant medical device sales. If we are unable to attract, motivate, develop, and retain qualified sales personnel and thereby grow our sales force, we may not be able to maintain or increase our revenues.

Our third-party distributors may not effectively distribute our products.

We depend in part on medical device distributors and strategic relationships for the marketing and selling of our products outside of the United States and outside of certain countries in Europe. We depend on these distributors’ efforts to market our products, yet we are unable to control their efforts completely. In addition, we are unable to ensure that our distributors comply with all applicable laws regarding the sale of our products. If our distributors fail to effectively market and sell our products, and in full compliance with applicable laws, our operating results and business may suffer.

If clinical trials of our current or future products do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to commercialize these products.

We are currently conducting clinical trials. We will likely need to conduct additional clinical trials in the future to support new product approvals, for the approval for new indications for the use of our products, or support the use of existing products. Clinical testing is expensive, and typically takes many years, which carries an uncertain outcome. The initiation and completion of any of these studies may be prevented, delayed, or halted for numerous reasons, including, but not limited to, the following:

•	the FDA, institutional review boards or other regulatory authorities do not approve a clinical study protocol, force us to modify a previously approved protocol, or place a clinical study on hold;

•	patients do not enroll in, or enroll at the expected rate, or complete a clinical study;

•	patients or investigators do not comply with study protocols;

•	patients do not return for post-treatment follow-up at the expected rate;

•

patients experience serious or unexpected adverse side effects for a variety of reasons that may or may not be related to our products such as the advanced stage of co-morbidities that may exist at the time of treatment, causing a clinical study to be put on hold;

•	sites participating in an ongoing clinical study may withdraw, requiring us to engage new sites;

•	difficulties or delays associated with establishing additional clinical sites;

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third-party clinical investigators decline to participate in our clinical studies, do not perform the clinical studies on the anticipated schedule, or are inconsistent with the investigator agreement, clinical study protocol, good clinical practices, and other FDA and Institutional Review Board requirements;

•	data collection analysis in a timely or accurate manner;

•	regulatory inspections of our clinical studies require us to undertake corrective action or suspend or terminate our clinical studies;

•	changes in federal, state, or foreign governmental statutes, regulations or policies;

•	interim results are inconclusive or unfavorable as to immediate and long-term safety or efficacy;

•	the study design is inadequate to demonstrate safety and efficacy; or

•	do not meet the study endpoints.

Clinical failure can occur at any stage of the testing. Our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or non-clinical testing in addition to those we have planned. Our failure to adequately demonstrate the efficacy and safety of any of our devices would prevent receipt of regulatory clearance or approval and, ultimately, the commercialization of that device or indication for use.

We rely on single vendors to supply several components for our product lines, and any disruption in the supply of such materials could impair our ability to manufacture our products or meet customer demand for our products in a timely and cost effective manner.

Our reliance on single source suppliers exposes our operations to disruptions in supply caused by:

•	failure of our suppliers to comply with regulatory requirements;

•	any strike or work stoppage;

•	disruptions in shipping;

•	a natural disaster caused by fire, flood or earthquakes; or

•	a supply shortage experienced by a single source supplier.

Although the graft material supplier is a well-established vendor to the medical device industry, and we retain a significant stock of the graft membrane material, the occurrence of any of the above disruptions in supply or other unforeseen events that could cause a disruption in the supply from this single source supplier may cause us to halt, or experience a disruption in, manufacturing of our products, which would adversely affect our business, financial condition, and results of operations. In addition, although we take reasonable efforts to mitigate risk, a significant extending interruption from other key suppliers could impact our ability to manufacture and adversely affect our business, financial condition, and results of operations.

If we are unable to protect our intellectual property, our business may be negatively affected.

Our success depends significantly on our ability to protect our intellectual property and proprietary technologies. Our policy is to obtain and protect our intellectual property rights. We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws, and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Our pending U.S. and foreign patent applications may not issue as patents or may not issue in a form that will be advantageous to us. Any patents we have obtained or will obtain may be challenged by re-examination, inter partes review, opposition or other administrative proceeding, or in litigation. Such challenges could result in a determination that the patent is invalid. In addition, competitors may be able to design alternative methods or devices that avoid infringement of our patents. To the extent our intellectual property protection offers inadequate protection, or is found to be invalid, we are exposed to a greater risk of direct competition. If our intellectual property does not provide adequate protection against our competitors’ products, our competitive position could be adversely affected, as could our business. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Furthermore, the laws of some foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States. In addition, changes in U.S. patent laws could prevent or limit us from filing patent applications or patent claims to protect our products and/or technologies or limit the exclusivity periods that are available to patent holders.

We also own trade secrets and confidential information that we try to protect by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants and other parties. However, such agreements may not be honored or, if breached, we may not have sufficient remedies to protect our confidential information. Further, our competitors may independently learn our trade secrets or develop similar or superior technologies. To the extent that our employees, consultants or others apply technological information to our projects that they develop independently or others develop, disputes may arise regarding the ownership of proprietary rights to such information, and such disputes may not be resolved in our favor. If we are unable to protect our intellectual property adequately, our business and commercial prospects will likely suffer.

The medical device industry is subject to extensive patent litigation, and if our products or processes infringe upon the intellectual property of third parties, the sale of our products may be challenged and we may have to defend costly and time-consuming infringement claims.

We may need to engage in expensive and prolonged litigation to assert or defend any of our intellectual property rights or to determine the scope and validity of rights claimed by other parties. With no certainty as to the outcome, litigation could be too expensive for us to pursue. Our failure to prevail in such litigation or our failure to pursue litigation could result in the loss of our rights that could substantially hurt our business. In addition, the laws of some foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States, if at all.

For example, in May 2013, a plaintiff filed a complaint alleging infringement of U.S. Patent No. 6,007,575, or the ‘575 Patent, by TriVascular in connection with the manufacture and sale of the Ovation System and seeking damages in an amount no less than a reasonable royalty, together with additional damages to compensate for infringement of the patent and for attorney fees. TriVascular has denied all such claims and filed counterclaims against the plaintiff alleging, inter alia, non-infringement and invalidity of the ‘575 Patent, breach of contract, and promissory estoppel. The case is proceeding with a claim construction hearing set for November 3, 2015. No trial date has been set. If the Trivascular merger closes, we will inherit these litigations.

Our failure to obtain rights to intellectual property of third parties, or the potential for intellectual property litigation, could force us to do one or more of the following:

•	stop selling, making, or using products that use the disputed intellectual property;

•	obtain a license from the intellectual property owner to continue selling, making, licensing, or using products, which license may not be available on reasonable terms, or at all;

•	redesign our products, processes or services; or

•	subject us to significant liabilities to third parties.

If any of the foregoing occurs, we may be unable to manufacture and sell our products and may suffer severe financial harm. Whether or not an intellectual property claim is valid, the cost of responding to it, in terms of legal fees and expenses and the diversion of management resources, could harm our business.

We may face product liability claims that could result in costly litigation and significant liabilities.

Manufacturing and marketing of our commercial products, and clinical testing of our products under development, may expose us to product liability claims. Although we have, and intend to maintain, product liability insurance, the coverage limits of our insurance policies may not be adequate and one or more successful claims brought against us may have a material adverse effect on our business and results of operations. Additionally, adverse product liability actions could negatively affect our reputation, continued product sales, and our ability to obtain and maintain regulatory approval for our products.

Our ability to maintain our competitive position depends on our ability to attract and retain highly qualified personnel.

We believe that our continued success depends to a significant extent upon the efforts and abilities of our executive officers, particularly:

•	John McDermott, our Chief Executive Officer and Chairman of our Board of Directors; and

•	Robert D. Mitchell, our President.

The loss of any of the foregoing individuals would harm our business. Our ability to retain our executive officers and other key employees, and our success in attracting and hiring additional skilled employees, will be critical to our future success.

If our facilities or systems are damaged or destroyed, we may experience delays that could negatively impact our revenues or have other adverse effects.

Our facilities and systems may be affected by natural or man-made disasters. We currently conduct all of our manufacturing, development and management activities at a single location in Irvine, California, near known earthquake fault zones. Our finished goods inventory is split between our Irvine location and our distribution centers in Memphis, Tennessee and Tilburg, The Netherlands. We have taken precautions to safeguard our facilities and systems, including insurance, health and safety protocols, and off-site storage of computer data. However, our facilities and systems may be vulnerable to earthquakes, fire, storm, power loss, telecommunications failures, physical and software break-ins, software viruses and similar events which could cause substantial delays in our operations, damage or destroy our equipment or inventory, and cause us to incur additional expenses. In addition, the insurance coverage we maintain may not be adequate to cover our losses in any particular case and may not continue to be available to use on acceptable terms, or at all.

Failure to protect our information technology infrastructure against cyber-based attacks, network security breaches, service interruptions, or data corruption could significantly disrupt our operations and adversely affect our business and operating results.

We rely on information technology and telephone networks and systems, including the Internet, to process and transmit sensitive electronic information and to manage or support a variety of business processes and activities, including sales, billing, customer service, procurement and supply chain, manufacturing, and distribution. We use enterprise information technology systems to record, process, and summarize financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal, and tax requirements. Our information technology systems, some of which are managed by third parties, may be susceptible to damage, disruptions or shutdowns due to computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors or catastrophic events. We are not aware of any breaches of our information technology infrastructure. Despite the precautionary measures we have taken to prevent breakdowns in our information technology and telephone systems, if our systems suffer severe damage, disruption or shutdown and we are unable to effectively resolve the issues in a timely manner, our business and operating results may suffer.

We are subject to credit risk from our accounts receivable related to our product sales, which include sales within European countries that are currently experiencing economic turmoil.

The majority of our accounts receivable arise from product sales in the United States. However, we also have significant receivable balances from customers within the European Union, Japan, Brazil, and Argentina. Our accounts receivable in the United States are primarily due from public and private hospitals. Our accounts receivable outside of the United States are primarily due from public and private hospitals and, to a lesser extent, independent distributors. Our historical write-offs of accounts receivable have not been significant.

We monitor the financial performance and credit worthiness of our customers so that we can properly assess and respond to changes in their credit profile. Our independent distributors and sub-dealers operate in certain countries such as Greece and Italy, where economic conditions continue to present challenges to their businesses, and thus, could place in risk the amounts due to us from them. These distributors are owed amounts from public hospitals that are funded by their governments. Adverse financial conditions in these countries may continue, thus negatively affecting the length of time that it will take us to collect associated accounts receivable, or impact the likelihood of ultimate collection.

Consolidation in the health care industry could have an adverse effect on our revenues and results of operations.

The health care industry has been consolidating, and organizations such as Group Purchasing Organizations , independent delivery networks, and large single accounts continue to consolidate purchasing decisions for many of our health care provider customers. As a result, transactions with customers are larger, more complex, and tend to involve more long-term contracts. The purchasing power of these larger customers has increased, and may continue to increase, causing downward pressure on product pricing. If we are not one of the providers selected by one of these organizations, we may be precluded from making sales to its members or participants. Even if we are one of the selected providers, we may be at a disadvantage relative to other selected providers that are able to offer volume discounts based on purchases of a broader range of medical equipment and supplies. Further, we may be required to commit to pricing that has a material adverse effect on our revenues and profit margins, business, financial condition and results of operations. We expect that market demand, governmental regulation, third-party reimbursement policies and societal pressures will continue to change the worldwide health care industry, resulting in further business consolidations and alliances, which may exert further downward pressure on the prices of our products and could adversely impact our business, financial condition, and results of operations.

If any future acquisitions or business development efforts are unsuccessful, our business may be harmed.

As part of our business strategy to be an innovative leader in the treatment of aortic disorders, we may need to acquire other companies, technologies, and product lines in the future. Acquisitions involve numerous risks, including the following:

•	the possibility that we will pay more than the value we derive from the acquisition, which could result in future non-cash impairment charges;

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difficulties in integration of the operations, technologies, and products of the acquired companies, which may require significant attention of our management that otherwise would be available for the ongoing development of our business;

•	the assumption of certain known and unknown liabilities of the acquired companies; and

•	difficulties in retaining key relationships with employees, customers, partners, and suppliers of the acquired company.

In addition, we may invest in new technologies that may not succeed in the marketplace. If they are not successful, we may be unable to recover our initial investment, which could include the cost of acquiring the license, funding development efforts, acquiring products, or purchasing inventory. Any of these would negatively impact our future growth and cash reserves.

Risks Related to Our Financial Condition

We have a history of operating losses and may be required to obtain additional funds to pursue our business strategy.

We have a history of operating losses and may need to seek additional capital in the future. We believe that our existing cash and cash equivalents will be sufficient to meet our anticipated cash needs for at least the next 24 months. However, we may need to obtain additional financing to pursue our business strategy, to respond to new competitive pressures or to act on opportunities to acquire or invest in complementary businesses, products or technologies. Our cash requirements in the future may be significantly different from our current estimates and depend on many factors, including:

•	the results of our commercialization efforts for our existing and future products;

•	the revenues generated by our existing and future products;

•	the need for additional capital to fund future development programs;

•	the need to adapt to changing technologies and technical requirements, and the costs related thereto;

•	the costs involved in obtaining and enforcing patents or any litigation by third parties regarding intellectual property;

•	the establishment of high volume manufacturing and increased sales and marketing capabilities; and

•	whether we are successful if we enter into collaborative relationships with other parties.

In addition, we are required to make periodic interest payments to the holders of our 2018 notes and any notes issued in this offering and to make payments of principal upon conversion or maturity. We may also be required to purchase our 2018 notes or any notes issued in this offering from the holders thereof upon the occurrence of a fundamental change involving our company. To finance the foregoing, we may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings and collaborative arrangements with corporate partners. We may be unable to raise funds on favorable terms, or at all.

The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. If we borrow additional funds or issue debt securities, these securities could have rights superior to holders of our common stock, and could contain covenants that will restrict our operations. We might have to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to our technologies, product candidates, or products that we otherwise would not relinquish. If we do not obtain additional resources, our ability to capitalize on business opportunities will be limited, and the growth of our business will be harmed.

Changes in the credit environment may adversely affect our business and financial condition.

Our ability to enter into or maintain existing financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for our products, or our customers become insolvent. Any deterioration in our key financial ratios, or non-compliance with financial covenants in existing credit agreements could also adversely affect our business and financial condition. While these conditions and the current economic instability have not meaningfully impaired our ability to access credit markets or our operations to date, continuing volatility in the global financial markets could increase borrowing costs or affect our ability to access the capital markets. Current or worsening economic conditions may also adversely affect the business of our customers, including their ability to pay for our products. This could result in a decrease in the demand for our products, longer sales cycles, slower adoption of new technologies, and increased price competition.

We have limited resources to invest in research and development and to grow our business and may need to raise additional funds in the future for these activities.

We believe that our growth will depend, in significant part, on our ability to develop new technologies for the treatment of AAA and other aortic disorders, and technology complementary to our current products. Our existing resources may not allow us to conduct all of the research and development activities that we believe would be beneficial for our future growth. As a result, we may need to seek funds in the future to finance these activities. If we are unable to raise funds on favorable terms, or at all, we may not be able to increase our research and development activities and the growth of our business may be negatively impacted.

The accounting method for convertible debt securities that may be settled in cash, such as our 2018 notes and the notes to be issued in this offering is the subject of recent changes that could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board, or FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as our 2018 notes and the notes to be issued in this offering) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for our 2018 notes and the notes to be issued in this offering is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of such notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the accretion of the discounted carrying value of our 2018 notes and the notes to be issued in this offering to their face amount over the term of such notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s accretion of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results and the market price of our common stock.

In addition, under certain circumstances, convertible debt instruments (such as the 2018 notes and the notes to be issued in this offering) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

The expense and potential unavailability of insurance coverage for our company may have an adverse effect on our financial position and results of operations.

While we currently have insurance for our business, property, directors and officers, and product liability, insurance is increasingly costly and the scope of coverage is narrower, and we may be required to assume more risk in the future. If we are subject to claims or suffer a loss or damage in excess of our insurance coverage, we will be required to cover the amounts outside of or in excess of our insurance limits. If we are subject to claims or suffer a loss or damage that is outside of our insurance coverage, we may incur significant costs associated with loss or damage that could have an adverse effect on our financial position and results of operations. Furthermore, any claims made on our insurance policies may impact our ability to obtain or maintain insurance coverage at reasonable costs or at all. We do not have the financial resources to self-insure, and it is unlikely that we will have these financial resources in the foreseeable future. Our product liability insurance covers our products and business operations, but we may need to increase and expand this coverage commensurate with our expanding business.

Risks Related to Regulation of Our Industry

Healthcare policy changes, including recent federal legislation to reform the United States healthcare system, may have a material adverse effect on us.

In response to perceived increases in health care costs in recent years, there have been and continue to be proposals by the federal government, state governments, regulators and third-party payors to control these costs and, more generally, to reform the United States healthcare system. Certain of these proposals could limit the prices we are able to charge for our products or the amounts of reimbursement available for our products and could limit the acceptance and availability of our products. Moreover, as discussed below, recent federal legislation would impose significant new taxes on medical device makers such as us. The adoption of some or all of these proposals, including the recent federal legislation, could have a material adverse effect on our financial position and results of operations.

On March 23, 2010, President Obama signed the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or the PPACA. The total cost imposed on the medical device industry by the PPACA may be up to approximately $20 billion over ten years. The PPACA includes, among other things, a deductible 2.3% excise tax on any entity that manufactures or imports medical devices offered for sale in the United States, with limited exceptions, effective January 1, 2013. This excise tax will result in a significant increase in the tax burden on our industry, and if any efforts we undertake to offset the excise tax are unsuccessful, the increased tax burden could have an adverse effect on our results of operations and cash flows. Other elements of the PPACA, including comparative effectiveness research, an independent payment advisory board, payment system reforms including shared savings pilots and other provisions, may significantly affect the payment for, and the availability of, healthcare services and result in fundamental changes to federal healthcare reimbursement programs, any of which may materially affect numerous aspects of our business.

Our future success depends on our ability to develop, receive regulatory clearance or approval for, and introduce new products or product enhancements that will be accepted by the market in a timely manner.

It is important to our business that we continue to build a more complete product offering for treatment of AAA and other aortic disorders. As such, our success will depend in part on our ability to develop and introduce new products. However, we may not be able to successfully develop and obtain regulatory clearance or approval for product enhancements, or new products, or these products may not be accepted by physicians or the payors who financially support many of the procedures performed with our products.

The success of any new product offering or enhancement to an existing product will depend on several factors, including our ability to:

•	properly identify and anticipate physicians and patient needs;

•	develop and introduce new products or product enhancements in a timely manner;

•	avoid infringing upon the intellectual property rights of third parties;

•	demonstrate, if required, the safety and efficacy of new products with data from preclinical studies and clinical trials;

•	obtain the necessary regulatory clearances or approvals for new products or product enhancements;

•	be fully FDA-compliant with marketing of new devices or modified products;

•	provide adequate training to potential users of our products;

•	receive adequate coverage and reimbursement for procedures performed with our products; and

•	develop an effective and FDA-compliant, dedicated marketing and distribution network.

If we do not develop new products or product enhancements in time to meet market demand or if there is insufficient demand for these products or enhancements, our results of operations will suffer.

Our business is subject to extensive governmental regulation that could make it more expensive and time consuming for us to introduce new or improved products.

Our products must comply with regulatory requirements imposed by the FDA in the United States, and similar agencies in foreign jurisdictions. These requirements involve lengthy and detailed laboratory and clinical testing procedures, sampling activities, an extensive agency review process, and other costly and time-consuming procedures. It often takes several years to satisfy these requirements, depending on the complexity and novelty of the product. We also are subject to numerous additional licensing and regulatory requirements relating to safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. Some of the most important requirements we face include:

•	FDA Regulations (Title 21 CFR);

•	European Union CE mark requirements;

•	Other international regulatory approval requirements;

•	Medical Device Quality Management System Requirements (21 CFR 820, ISO 13485:2003, IOS 13485:2012, and other similar international regulations);

•	Occupational Safety and Health Administration requirements; and

•	California Department of Health Services requirements.

Government regulation may impede our ability to conduct continuing clinical trials and to manufacture our existing and future products. Government regulation also could delay our marketing of new products for a considerable period of time and impose costly procedures on our activities. The FDA and other regulatory agencies may not approve any of our future products on a timely basis, if at all. Any delay in obtaining, or failure to obtain, such approvals could negatively impact our marketing of any proposed products and reduce our product revenues.

Our products remain subject to strict regulatory controls on manufacturing, marketing and use. We may be forced to modify or recall our product after release in response to regulatory action or unanticipated difficulties encountered in general use. Any such action could have a material effect on the reputation of our products and on our business and financial position.

Further, regulations may change, and any additional regulation could limit or restrict our ability to use any of our technologies, which could harm our business. We could also be subject to new international, federal, state or local regulations that could affect our research and development programs and harm our business in unforeseen ways. If this happens, we may have to incur significant costs to comply with such laws and regulations, which will harm our results of operations.

The misuse or off-label use of our products may harm our image in the marketplace; result in injuries that lead to product liability suits, which could be costly to our business; or result in FDA sanctions if we are deemed to have engaged in promotion of such off-label uses.

The products we currently market have been cleared or approved by the U.S. FDA and international regulatory authorities for specific treatments and anatomies. We cannot, however, prevent a physician from using our products outside of those cleared/approved indications for use, known as “off-label” use. There may be increased risk of injury if physicians attempt to use our products off-label. We train our sales force to not promote our products for off-label uses. Furthermore, the use of our products for indications other than those cleared/approved by the FDA or international regulatory authorities may not effectively treat such conditions, which could harm our reputation in the marketplace among physicians and patients.

Physicians may also misuse our products or use improper techniques if they are not adequately trained, potentially leading to injury and an increased risk of product liability. If our products are misused or used with improper technique, we may become subject to costly litigation by our customers or their patients. Product liability claims could divert management’s attention from our core business, be expensive to defend, and result in sizable damage awards against us that may not be covered by insurance. If we are deemed by the FDA to have engaged in the promotion of our products for off-label use, we could be subject to FDA prohibitions on the sale or marketing of our products or significant fines and penalties, and the imposition of these sanctions could also affect our reputation and position within the industry. Any of these events could harm our business and results of operations and cause our stock price to decline.

Our products may in the future be subject to product recalls or voluntary market withdrawals that could harm our reputation, business and financial results.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture that could affect patient safety. In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious adverse health consequences or death. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found or suspected. A government-mandated recall or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other issues. Recalls, which include corrections as well as removals, of any of our products would divert managerial and financial resources and could have an adverse effect on our financial condition, harm our reputation with customers, and reduce our ability to achieve expected revenues.

We are required to comply with medical device reporting, or MDR, requirements and must report certain malfunctions, deaths, and serious injuries associated with our products, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA MDR regulations, medical device manufacturers are required to submit information to the FDA when they receive a report or become aware that a device has or may have caused or contributed to a death or serious injury or has or may have a malfunction that would likely cause or contribute to death or serious injury if the malfunction were to recur. All manufacturers placing medical devices on the market in the European Economic Area are legally bound to report any serious or potentially serious incidents involving devices they produce or sell to the regulatory agency, or Competent Authority, in whose jurisdiction the incident occurred. Were this to happen to us, the relevant regulatory agency would file an initial report, and there would then be a further inspection or assessment if there are particular issues.

Malfunction of our products could result in future voluntary corrective actions, such as recalls, including corrections, or customer notifications, or agency action, such as inspection or enforcement actions. If malfunctions do occur, we may be unable to correct the malfunctions adequately or prevent further malfunctions, in which case we may need to cease manufacture and distribution of the affected products, initiate voluntary recalls, and redesign the products. Regulatory authorities may also take actions against us, such as ordering recalls, imposing fines, or seizing the affected products. Any corrective action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

We may be subject to federal, state and foreign healthcare fraud and abuse laws and regulations, and a finding of failure to comply with such laws and regulations could have a material adverse effect on our business.

Our operations may be directly or indirectly affected by various broad federal, state or foreign healthcare fraud and abuse laws. In particular, the federal anti-kickback statute prohibits any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, in return for or to induce the referring, ordering, leasing, purchasing or arranging for or recommending the ordering, purchasing or leasing of an item or service, for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs. We are also subject to the Health Insurance Portability and Accountability Act of 1966, as amended, or HIPAA, which created federal criminal laws that prohibit executing a scheme to defraud any health care benefit program or making false statements relating to health care matters, and federal “sunshine” laws that require transparency regarding financial arrangements with health care providers, such as the reporting and disclosure requirements imposed by PPACA on drug manufacturers regarding any “transfer of value” made or distributed to prescribers and other health care providers.

In addition, the federal False Claims Act prohibits persons from knowingly filing, or causing to be filed, a false claim to, or the knowing use of false statements to obtain payment from the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim. Various states have also enacted laws modeled after the federal False Claims Act.

Many states have also adopted laws similar to each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers as well as laws that restrict our marketing activities with physicians, and require us to report consulting and other payments to physicians. Some states mandate implementation of commercial compliance programs to ensure compliance with these laws. We also are subject to foreign fraud and abuse laws, which vary by country. For instance, in the European Union, legislation on inducements offered to physicians and other healthcare workers or hospitals differ from country to country. Breach of the laws relating to such inducements may expose us to the imposition of criminal sanctions.

The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Moreover, recent health care reform legislation has strengthened these laws. Further, we expect there will continue to be federal and state laws and/or regulations, proposed and implemented that could impact our operations and business. The extent to which future legislation or regulations, if any, relating to health care fraud abuse laws and/or enforcement may be enacted or what effect such legislation or regulation would have on our business remains uncertain. If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us now or in the future, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from governmental health care programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.

We may be subject to federal health information privacy and security laws and regulations, and a finding of failure to comply with such laws and regulations could have a material adverse effect on our business.

HIPAA and its implementing regulations safeguard the privacy and security of individually-identifiable health information. Certain of our operations may be subject to these requirements. Penalties for noncompliance with these rules include both criminal and civil penalties. In addition, the Health Information Technology for Economic and Clinical Health Act, or HITECH Act, expanded federal health information privacy and security protections. Among other things, HITECH makes certain of HIPAA’s privacy and security standards directly applicable to “business associates”—independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also set forth new notification requirements for health data security breaches, increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to enforce HIPAA and seek attorney’s fees and costs associated with pursuing federal civil actions.

Risks Related to the Notes and Our Common Stock

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

As of June 30, 2015 and after giving effect to this offering (assuming no exercise of the underwriter’s over-allotment option) and the use of proceeds therefrom as described in “Use of Proceeds” and after further giving pro forma effect to the consummation of the TriVascular merger, we would have had $222.2 million of indebtedness, of which $0 would have been secured indebtedness and our subsidiaries would have had $0 indebtedness. Our high level of indebtedness could have important consequences for your investment in the notes and significant effects on our business. For example, our level of indebtedness and the terms of our debt agreements may:

•

make it more difficult for us to satisfy our financial obligations under the notes, our other indebtedness and our contractual and commercial commitments and increase the risk that we may default on our debt obligations;

•	prevent us from raising the funds necessary to repurchase notes tendered to us if there is a fundamental change, which would constitute a default under the indenture governing the notes;

•

require us to use a substantial portion of our cash flow from operations to pay interest and principal on the notes and other debt, which would reduce the funds available for working capital, capital expenditures and other general corporate purposes;

•

limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other investments, or general corporate purposes, which may limit the ability to execute our business strategy;

•	heighten our vulnerability to downturns in our business, our industry or in the general economy and restrict us from exploiting business opportunities or making acquisitions;

•	place us at a competitive disadvantage compared to those of our competitors that may have proportionately less debt;

•	limit management’s discretion in operating our business; and

•	limit our flexibility in planning for, or reacting to, changes in our business, the industry in which we operate or the general economy.

Each of these factors may have a material and adverse effect on our financial condition and viability. Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors that may be beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and support our growth strategies. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including under the notes.

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, including the 2018 notes; effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor will it prohibit any of our subsidiaries from incurring additional liabilities.

As of June 30, 2015 and after giving effect to this offering (assuming no exercise of the underwriter’s over-allotment option), the use of proceeds therefrom as described in “Use of Proceeds” and the consummation of the TriVascular merger, our subsidiaries would have had $0 of indebtedness.

We are party to the BofA Credit Facility whereby we may borrow up to $20.0 million. As of June 30, 2015, we did not have any outstanding indebtedness under the BofA Credit Facility and the amount drawn under the BofA Credit Facility was $0. The BofA Facility is secured by all of our assets other than our intellectual property. Any of our future borrowings under the BofA Credit Facility will be effectively senior to the notes to the extent of the value of the assets securing such borrowings.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on, to pay any cash due upon conversion of or to refinance our indebtedness, including the notes and the 2018 notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock or other common equity interests underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock or other common equity interests underlying the notes could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy with respect to the notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock or other common equity interests underlying the notes, borrow our common stock or such other common equity interests or enter into swaps on our common stock or such other common equity interests could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes. This may result in greater volatility in the trading price of the notes than would be expected for non-convertible debt securities.

We will continue to have the ability to incur debt, including secured debt, after this offering; if we incur substantial additional debt, these higher levels of debt may affect our ability to pay the principal of and interest on the notes.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. The indenture governing the notes does not restrict our ability to incur additional indebtedness or require us to maintain financial ratios or specified levels of net worth or liquidity. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our ability to pay the principal of and interest on the notes, or any fundamental change purchase price or any cash due upon conversion, and our creditworthiness generally.

The adjustment to the conversion rate for notes converted in connection with a make-whole adjustment event may not adequately compensate you for any lost value of your notes as a result of such transaction.

Following a make-whole adjustment event, if a holder elects to convert its notes in connection with such corporate transaction or notice of redemption, as applicable, we will increase the conversion rate by an additional number of shares of our common stock upon conversion in certain circumstances. The increase in the conversion rate will be determined based on the date on which the make-whole adjustment event occurs or becomes effective or the redemption date (in the case of a make-whole adjustment event that results from a delivery of a redemption notice) and the price paid (or deemed to be paid) per share of our common stock in the make-whole adjustment event, as described below under “Description of the Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” The adjustment to the conversion rate for notes converted in connection with a make-whole adjustment event may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price paid (or deemed to be paid) per share of our common stock in the make-whole adjustment event is greater than $             per share or less than $             per share (in each case, subject to adjustment), no increase in the conversion rate will be made.

Our obligation to increase the conversion rate upon the occurrence of a make-whole adjustment event could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

We may not have the ability to raise the funds necessary to settle conversions of the notes or purchase the notes as required upon a fundamental change, and our future debt may contain, limitations on our ability to pay cash upon conversion or purchase of the notes.

Following a fundamental change as described under “Description of the Notes—Purchase of Notes at Your Option upon a Fundamental Change,” holders of notes will have the right to require us to purchase their notes for cash. A fundamental change may also constitute an event of default or prepayment under, and result in the acceleration of the maturity of, our then-existing indebtedness. In addition, upon conversion of the notes, unless we settle our conversion obligation in solely shares of our common stock (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the notes being surrendered for conversion as described under “Description of the Notes—Conversion of Notes—Settlement upon Conversion.” We may, at any time prior to the final settlement method election date, irrevocably elect to satisfy our conversion obligation with respect to each subsequent conversion date in a combination of cash and shares of our common stock, if any, with a particular “specified dollar amount” (as defined below), in which case we will no longer be permitted to settle the corresponding portion of our conversion obligation in shares of our common stock. We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the fundamental change purchase price in cash with respect to any notes surrendered by holders for purchase upon a fundamental change or make cash payments upon conversions. In addition, restrictions in our then existing credit facilities or other indebtedness, if any, may not allow us to purchase the notes upon a fundamental change or make cash payments upon conversions of the notes. If we are prohibited from purchasing the notes upon a fundamental change or making cash payments upon conversions of the notes, our failure to do so when required would result in an event of default with respect to the notes which could, in turn, constitute a default under the terms of our other indebtedness, if any. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the notes or make cash payments upon conversions thereof.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to purchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of certain transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a fundamental change requiring us to repurchase the notes. In addition, holders may not be entitled to require us to purchase their notes upon a fundamental change in certain circumstances involving a significant change in the composition of our board. In the event of any such transaction, holders of the notes would not have the right to require us to purchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the notes.

The conditional conversion feature of the notes could result in your receiving less than the consideration into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding August 1, 2020, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the consideration into which the notes would otherwise be convertible.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert their notes at any time during specified periods at their option. See “Description of the Notes—Conversion of Notes.” If one or more holders elect to convert their notes, unless we satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional share), we would be required to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity. We may, at any time prior to the final settlement method election date, irrevocably elect to satisfy our conversion obligation with respect to each subsequent conversion date in cash or in a combination of cash and shares of our common stock, if any, with a particular specified dollar amount, in which case we will no longer be permitted to settle the corresponding portion of our conversion obligation in shares of our common stock. Furthermore, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, or that are subject to market-to-market accounting, in each case, such as the notes, could have a material effect on our reported financial results.

Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20, an entity must separately account for the liability and equity components of convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

In addition, because at the time of issuance of the notes we will not have enough authorized shares sufficient to satisfy all conversions of notes (assuming the maximum make-whole adjustment), we will be required to mark-to-market the portion of the conversion option associated with the unauthorized shares. As a result, for each financial statement period after the issuance of the notes (unless and until our authorized share count is increased sufficiently), a gain (or loss) will be reported in our income statement to the extent the valuation of the conversion option changes from the previous period. As a result, we may experience related non-cash volatility to our net income (loss).

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and other equity awards. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We expect to use approximately $56 million of the net proceeds from the offering to repay indebtedness of TriVascular contemporaneously with the consummation of the TriVascular merger. To the extent the holders of convertible indebtedness of TriVascular do not convert their indebtedness into TriVascular common stock prior to or in connection with the consummation of the TriVascular merger, we intend to use an additional $10 million of the net proceeds to repurchase such convertible indebtedness. We expect to use the remainder of the net proceeds, or, if the TriVascular merger does not close, all of the net proceeds to finance the commercialization of our products, for working capital and other general corporate purposes. Other than the TriVascular merger, we currently have no binding understandings, commitments or agreements to complete any acquisitions. Pending these uses, we may invest our net proceeds from this offering primarily in investment-grade, interest-bearing instruments. This means that our management will have broad discretion in the application of the net proceeds from this offering. If we do not invest or apply the net proceeds from this offering in ways that enhance our financial returns, the value of your investment could decline.

The notes may not have an active market, and the price may be volatile, so you may be unable to sell your notes at the price you desire or at all.

The notes are a new issue of securities for which there is currently no active trading market. We cannot assure you that a liquid market will develop for the notes, that you will be able to sell any of the notes at a particular time (if at all) or that the prices you receive if or when you sell the notes will be above their initial offering price. In addition, we do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. The underwriter has advised us that it intends to make a market in the notes, but it is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion and without notice. Future trading prices of the notes on any market that may develop will depend on many factors, including our operating performance and financial condition, prevailing interest rates, the market for similar securities and general economic conditions.

Moreover, even if you are able to sell your notes, you may not receive a favorable price for your notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock and the market for similar securities. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on the holders of the notes, regardless of our prospects or financial performance.

Any adverse rating of the notes may negatively affect the trading price and liquidity of the notes and the price of our common stock.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to assign the notes a rating lower than the rating expected by investors or were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price or liquidity of the notes and the price of our common stock could decline.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance to all or substantially all holders of our common stock of stock dividends, certain rights, options or warrants, capital stock, indebtedness, assets or cash, and subdivisions and combinations of our common stock, and certain issuer tender or exchange offers as described under “Description of the Notes—Conversion of Notes—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

The notes are not protected by restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change except as described under “Description of the Notes—Purchase of Notes at Your Option upon a Fundamental Change” and “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and shares of our common stock but may not constitute a fundamental change that permits holders to require us to purchase their notes or a make-whole adjustment event that would require an increase in the conversion rate for notes converted in connection therewith. For these reasons, you should not consider the covenants in the indenture or the fundamental change purchase and make-whole adjustment features of the notes as significant factors in evaluating whether to invest in the notes.

To the extent we issue shares of our common stock to satisfy all or a portion of our conversion obligation, conversions of the notes will dilute the ownership interest of our existing stockholders, including holders who had previously converted their notes.

To the extent we issue shares of our common stock to satisfy all or a portion of our conversion obligation, the conversion of some or all of the notes will dilute the ownership interests of our existing stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock to the extent the consideration due upon conversion includes shares of our common stock.

To the extent we issue shares of our common stock to satisfy all or a portion of our conversion obligation, holders who convert their notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) until the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant conversion period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval, a holder of notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, unless our common stock has been replaced by reference property consisting solely of cash, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average prices of our common stock for each trading day in a 25 trading-day conversion period. As described under “Description of the Notes—Conversion of Notes—Settlement upon Conversion,” this period would be (1) subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to August 1, 2020, the 25 consecutive trading-day period beginning on, and including, the third trading day immediately following the related conversion date; (2) if the relevant conversion date occurs after the date of an issuance of a redemption notice and on or prior to the second scheduled trading day immediately preceding the related redemption date, the 25 consecutive trading day period beginning on, and including, the 27th scheduled trading day preceding the redemption date; and (3) subject to the immediately preceding bullet, if the relevant conversion date occurs on or after the final settlement method election date, the 25 consecutive trading-day period beginning on, and including, the 27th scheduled trading day immediately preceding the stated maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation in solely shares of our common stock upon conversion of the notes (other than cash in lieu of any fractional share), we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. However, if you convert your notes after the regular record date immediately preceding the stated maturity date, unless our common stock has been replaced by reference property consisting solely of cash, we will settle our conversion obligation by delivering shares of our common stock, together with cash for any fractional share, on the stated maturity date, which, depending on when you convert the notes, may not be the third business day following the conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The fundamental change purchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the notes require us to offer to purchase the notes for cash in the event of a fundamental change. A non-stock takeover of our company may trigger the requirement that we purchase the notes. This feature may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole adjustment event occurs, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole adjustment event. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations.” If you are a Non-United States Holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from subsequent payments on the notes. See “Material U.S. Federal Income Tax Considerations.”

We will be obligated to issue additional shares of our common stock to the former stockholders of Nellix as a result of our satisfaction of a certain milestone set forth in the merger agreement with Nellix and the other parties thereto, resulting in stock ownership dilution.

Under the terms of the merger agreement with Nellix and the other parties thereto, we agreed to issue additional shares of our common stock to the former stockholders of Nellix as contingent consideration upon our satisfaction of one or both of two milestones related to the Nellix EVAS System and described in the merger agreement, or upon a change of control of our company prior to our completion of one or both milestones. On June 17, 2014, we issued an additional 2.7 million shares of our common stock to the former stockholders of Nellix upon achievement of a revenue-based milestone. One additional regulatory related milestone remains, and the maximum aggregate number of shares of our common stock remaining issuable to the former Nellix stockholders upon our achievement of such regulatory milestone, or upon a change of control of our company prior to our achievement of such milestone, assuming the average per share closing price of our common stock (as determined under the terms of the Nellix merger agreement) at such time is 1.1 million shares.

Issuing additional shares of our common stock to the former stockholders in satisfaction of contingent consideration dilutes the ownership interests of holders of our common stock on the dates of such issuances. If we are unable to realize the strategic, operational and financial benefits anticipated from our acquisition of Nellix, our stockholders may experience dilution of their ownership interests in our company upon any such future issuances of shares of our common stock without receiving any commensurate benefit.

Our operating results may vary significantly from quarter to quarter, which may negatively impact our stock price in the future.

Our quarterly revenues and results of operations may fluctuate due to, among others, the following reasons:

•	physician acceptance of our products;

•	the conduct and results of clinical trials;

•	the timing and expense of obtaining future regulatory approvals;

•	fluctuations in our expenses associated with expanding our operations;

•	the introduction of new products by our competitors;

•	the timing of product launch may lead to excess or obsolete inventory;

•	supplier, manufacturing or quality problems with our devices;

•	the timing of stocking orders from our distributors;

•	changes in our pricing policies or in the pricing policies of our competitors or suppliers; and

•	changes in third-party payors’ reimbursement policies.

Because of these and possibly other factors, it is likely that in some future period our operating results will not meet investor expectations or those of public market analysts.

Any unanticipated change in revenues or operating results is likely to cause our stock price to fluctuate since such changes reflect new information available to investors and analysts. New information may cause investors and analysts to revalue our business, which could cause a decline in the trading price of our stock.

The price of our stock may fluctuate unpredictably in response to factors unrelated to our operating performance.

The stock market periodically experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may cause the market price of our common stock to drop. In particular, the market price of securities of small medical device companies, like ours, has been very unpredictable and may vary in response to:

•	announcements by us or our competitors concerning technological innovations;

•	introductions of new products;

•	FDA and foreign regulatory actions;

•	developments or disputes relating to patents or proprietary rights;

•	failure of our results of operations to meet the expectations of stock market analysts and investors;

•	changes in stock market analyst recommendations regarding our common stock;

•	the conversion of some or all of our 2018 notes and any notes issued in this offering and any sales in the public market of shares of our common stock issued upon conversion of such notes;

•	changes in healthcare policy in the U.S. or other countries; and

•	general stock market and economic conditions and other factors unrelated to our operating performance.

These factors may materially and adversely affect the market price of our common stock.

Trading in our stock over the last twelve months has been limited, so investors may not be able to sell as much stock as they wish at prevailing prices.

The average daily trading volume in our common stock for the twelve months ended September 30, 2015 was approximately 665,107 shares. If limited trading in our stock continues, it may be difficult for investors to sell their shares in the public market at any given time at prevailing prices. Moreover, the market price for shares of our common stock may be made more volatile because of the relatively low volume of trading in our common stock. When trading volume is low, significant price movement can be caused by the trading of a relatively small number of shares. Volatility in our common stock could cause stockholders to incur substantial losses.

Some provisions of our charter documents and Delaware law may make takeover attempts difficult, which could depress the price of our stock and inhibit one’s ability to receive a premium price for their shares.

Provisions of our amended and restated certificate of incorporation could make it more difficult for a third party to acquire control of our business, even if such change in control would be beneficial to our stockholders. Our amended and restated certificate of incorporation allows our board of directors to issue up to five million shares of preferred stock and to fix the rights and preferences of such shares without stockholder approval. Any such issuance could make it more difficult for a third party to acquire our business and may adversely affect the rights of our stockholders. In addition, our board of directors is divided into three classes for staggered terms of three years. We are also subject to anti-takeover provisions under Delaware law, each of which could delay or prevent a change of control. Together these provisions may delay, deter or prevent a change in control of us, adversely affecting the market price of our common stock.

We do not anticipate declaring any cash dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of the notes of approximately $         (or approximately $         if the underwriter exercises its over-allotment option in full), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use approximately $56 million of the net proceeds from the offering to repay indebtedness of TriVascular contemporaneously with the consummation of the TriVascular merger. To the extent the holders of convertible indebtedness of TriVascular do not convert their indebtedness into TriVascular common stock prior to or in connection with the consummation of the TriVascular merger, we intend to use an additional $10 million of the net proceeds to repurchase such convertible indebtedness. We expect to use the remainder of the net proceeds, or, if the TriVascular merger does not close, all of the net proceeds to finance the commercialization of our products, for working capital and other general corporate purposes.

This offering is not conditioned on the closing of the TriVascular merger, and we cannot assure you that the merger will be consummated. Other than the TriVascular merger, we have no understandings, commitments or agreements to enter into any acquisitions. The timing of our use of the net proceeds from this offering will depend on several factors, including cash flows from our operations and the anticipated growth of our business. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. Until we use the net proceeds from this offering, we intend to invest the funds in short term, interest bearing instruments or other investment grade securities.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ELGX.” The last reported sale price of our common stock on The NASDAQ Global Select Market on October 23, 2015 was $13.81 per share. As of October 23, 2015, there were 210 holders of record of our common stock.

The following table shows the high and low sale prices for our common stock as reported by The NASDAQ Global Select Market during the periods indicated:

	High	Low
Year Ended December 31, 2013
First Quarter	$16.39	$14.20
Second Quarter	$16.34	$12.26
Third Quarter	$17.10	$13.30
Fourth Quarter	$18.85	$15.92
Year Ended December 31, 2014
First Quarter	$17.98	$12.29
Second Quarter	$15.39	$11.47
Third Quarter	$15.63	$10.29
Fourth Quarter	$15.93	$10.45
Year Ended December 31, 2015
First Quarter	$17.15	$13.70
Second Quarter	$18.07	$14.97
Third Quarter	$15.53	$11.66
Fourth Quarter (through October 23, 2015)	$14.20	$11.40

DIVIDEND POLICY

We have never paid any dividends. We currently intend to retain all earnings, if any, for use in the expansion of our business and therefore do not anticipate paying any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, short-term marketable securities and capitalization as of June 30, 2015:

•	on an actual basis;

•

as adjusted to give effect to the sale and issuance of the notes being offered by us in this offering, after deducting underwriting discounts and estimated offering expenses payable by us (assuming no exercise of the underwriter’s over-allotment option); and

•

on a pro forma as adjusted basis to give effect (i) to the sale and issuance of the notes being offered by us in this offering, after deducting underwriting discounts and estimated offering expenses payable by us (assuming no exercise of the underwriter’s over-allotment option), and (ii) the TriVascular merger.

You should read this table in conjunction with “Prospectus Supplement Summary—TriVascular Merger,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation of TriVascular,” our unaudited pro forma condensed combined financial statements and related notes related to the TriVascular merger and our and TriVascular’s unaudited and audited financial statements and related notes, each of which is either included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2015
	Actual	As Adjusted	Pro Forma as Adjusted
	(unaudited, in thousands, except share and per share amounts)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$36,269	$181,944	$98,847
Short-term marketable securities	34,257	34,257	65,004
Long-term debt:
BofA Credit Facility(1)	—	—	—
2.25% convertible senior notes due 2018(2)	86,250	86,250	86,250
Notes offered hereby(2)	—	150,000	150,000

Total long-term debt	86,250	236,250	236,250

Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share: 5,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, par value $0.001 per share: 100,000,000 shares authorized;. 67,947,684 shares issued and outstanding	68	68	82
Treasury stock, at cost, 179,954 shares	(2,619)	(2,619)	(2,619)
Additional paid-in capital(2)	381,516	381,516	573,547
Accumulated other comprehensive income	602	602	602
Accumulated deficit	(272,715)	(272,715)	(317,430)

Total stockholders’ equity	106,852	106,852	254,182

Total capitalization	$193,102	$343,102	$490,432

(1)	We currently have no borrowings under the BofA Credit Facility.
(2)

In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 (additional paid-in capital) does not affect the actual amount that we are required to repay, and the amount shown in the table above for the 2018 notes and the notes is the aggregate principal amount of the 2018 notes and the notes, as the case may be, and does not reflect the debt discount, fees and expenses that we are or will, as the case may be, be required to recognize.

The number of shares of our common stock in the table above excludes:

•

an aggregate of 6,035,867 shares of our common stock issuable upon exercise of outstanding stock options issued under our equity compensation plans at a weighted average exercise price of $10.48 per share;

•

an aggregate of 766,373 shares of our common stock reserved for issuance in connection with restricted stock units issued under our equity compensation plans at a weighted average price of $14.90 per share;

•	an additional 2,963,451 shares of our common stock available for future grants under our equity compensation plans;

•

shares of common stock we may be required to issue to the former stockholders of Nellix as contingent consideration for meeting certain milestones pursuant to the terms of the merger agreement with Nellix and the other parties thereto;

•	shares of common stock initially issuable in connection with conversion of the 2018 notes; and

•	shares of common stock initially issuable in connection with conversion of the notes offered hereby.

All applicable share, per share and related information in this prospectus supplement speaks as of June 30, 2015, unless otherwise indicated.

DESCRIPTION OF THE NOTES

We will issue the notes under a base indenture to be dated as of December 10, 2013, or the indenture, between us and Wells Fargo Bank, National Association, as trustee, or the trustee, as supplemented by a supplemental indenture with respect to the notes, to be dated the date of initial issuance of the notes. In this section, we refer to the base indenture, or the base indenture, as supplemented by the supplemental indenture, or the supplemental indenture collectively as the indenture. This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the notes in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The following summarizes the material provisions of the notes and the indenture but does not purport to be complete and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in those documents. We urge you to read the indenture and the form of certificate evidencing the notes in their entirety, because they, and not this description, define your rights as a holder of the notes. You may request a copy of these documents at our address shown under “Where You Can Find Additional Information.”

In this section entitled “Description of the Notes,” when we refer to “Endologix,” “we,” “our” or “us,” we are referring to Endologix, Inc. and not to any of its subsidiaries.

General

We will issue $150,000,000 (or $172,500,000 if the underwriter exercises its over-allotment option in full) aggregate principal amount of notes. We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination thereof at our election as described below under “—Conversion of Notes—Settlement upon Conversion.” The notes will be issued only in denominations of $1,000 and in integral multiples of $1,000. The notes will mature on November 1, 2020, unless earlier converted by you, redeemed by us or purchased by us at your option upon the occurrence of a fundamental change (as defined below).

Neither we nor our subsidiaries are restricted from paying dividends, incurring debt or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture. You are not protected by the indenture in the event of a highly leveraged transaction, a change in control involving us or a termination in the trading of our common stock, except to the extent described under “—Purchase of Notes at Your Option upon a Fundamental Change” and “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” The notes are not guaranteed by any of our subsidiaries.

We may from time to time, without the consent of the holders, reopen the indenture and issue additional notes under the indenture with the same terms (other than date of issuance and, in some cases, date from which interest will initially accrue) as the notes offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. The notes offered hereby and any such additional notes would be treated as a single class for all purposes under the indenture and would vote together as one class on all matters with respect to the notes. We do not intend to list the notes on any securities exchange or automated dealer quotation system.

Ranking

The notes will be our senior unsecured obligations and will be:

•	senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, including the 2018 notes;

•	effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

As of June 30, 2015 and after giving effect to this offering (assuming no exercise of the underwriter’s over-allotment option) and the use of proceeds therefrom as described in “Use of Proceeds” and after giving further pro forma effect to the consummation of the TriVascular merger, we would have had $222.2 million of indebtedness, of which an aggregate of $0 million would have been secured indebtedness, and our subsidiaries would have had $0 of indebtedness. We have entered into a revolving credit facility with Bank of America, N.A., or the BofA Credit Facility, collateralized by all of our assets, except our intellectual property, whereby we may borrow up to $20.0 million. However, as of June 30,2015, and after giving effect to the offering and transactions described under “Use of Proceeds” the amount drawn under the BofA Credit Facility was $0.

Optional Redemption

We may not redeem the notes prior to November 1, 2018. On or after November 1, 2018, we may redeem for cash all or any portion of the notes, at our option, except for the notes that we are required to repurchase as provided under “—Purchase of Notes at Your Option Upon a Fundamental Change,” but only if the closing sale price (as defined below) of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the second trading day immediately preceding the date on which we provide notice of redemption, exceeds 130% of the conversion price on each applicable trading day.

The redemption price for the notes to be redeemed on any redemption date will equal:

•	100% of the principal amount of the notes being redeemed, plus

•	accrued and unpaid interest, if any, to, but excluding, the redemption date,

unless the redemption date falls after a regular record date for the payment of interest but on or prior to the related interest payment date, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date and the redemption price will equal 100% of the principal amount of notes being redeemed. The redemption date must be a business day.

We will give written notice of redemption to the trustee and holders of notes not less than 30 scheduled trading days nor more than 60 calendar days immediately preceding the redemption date. The notice of redemption will state certain specified information, including:

•	the redemption date;

•	the redemption price;

•

the settlement method which will apply to all conversions after we issue such notice of redemption and on or prior to the second scheduled trading day immediately preceding the redemption date (the “redemption period”);

•

the conversion rate and, if applicable, any additional shares to be added to the conversion rate as described under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” below; and

•	the procedures required for exercise of a holder’s right to convert its notes.

In addition, we will issue a press release containing the relevant information (and make the press release available on our website).

If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 in accordance with the procedures of DTC or if DTC does not prescribe a method of selection, on a pro rata basis, by lot or in accordance with any such method as the trustee deems fair and appropriate. If the trustee selects a portion of a holder’s notes for partial redemption and such holder converts a portion of such note, the converted portion will be deemed to be from the portion selected for redemption. If any notes are to be redeemed in part only, we will issue new notes in principal amount equal to the unredeemed principal portion thereof.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date.

No sinking fund is provided for the notes.

Interest

We will pay interest on the notes at a rate of     % per annum, payable semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2016, to holders of record at the close of business on the preceding April 15 and October 15, respectively. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from November     , 2015 or from the most recent date to which interest has been paid or duly provided for. A “business day” is any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

All references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Conversion of Notes

General

Subject to the conditions described below, you may convert all or any portion of your notes at an initial conversion rate of             shares of our common stock per $1,000 aggregate principal amount of notes (equivalent to an initial conversion price of approximately $         per share of common stock). The conversion rate and the corresponding conversion price will be subject to adjustment as described below under “—Conversion Rate Adjustments” and “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” The conversion price of a note at any time is equal to $1,000 divided by the conversion rate in effect at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price. A holder may convert fewer than all of such holder’s notes so long as the notes converted are in an integral multiple of $1,000 principal amount.

Holders may surrender all or any portion of their notes for conversion at any time until the close of business on the business day immediately preceding the free convertibility date (as defined under “—Conversions on or after the Free Convertibility Date”), and receive the consideration described below under “—Settlement upon Conversion,” only upon satisfaction of one or more of the conditions described below. However, on and after the free convertibility date, holders may surrender all or any portion of their notes for conversion at any time until the close of business on the second scheduled trading day immediately preceding the stated maturity date regardless of whether any of these conditions are satisfied.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination thereof at our election as described below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a “daily conversion value” calculated for each trading day in the applicable 25 trading-day “conversion period” (each as defined below under “—Settlement upon Conversion”).

Upon conversion of a note, a holder will not receive any additional cash payment for accrued and unpaid interest, if any, unless such holder is the holder on a regular record date and such conversion occurs between such regular record date and the interest payment date to which it relates as described below, and we will not adjust the conversion rate to account for accrued and unpaid interest. Except as described below, our settlement of conversions as described below under “—Settlement upon Conversion” will be deemed to satisfy our obligation to pay the principal amount of the note and accrued and unpaid interest, if any, to, but not including, the conversion date. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion, except as described below.

Holders of notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes surrendered for conversion by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that will be payable on the notes; provided, however, that no such payment need be made (1) if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the corresponding interest payment date, (2) if we have specified a redemption date that is after a regular record date and on or prior to the second scheduled trading day after the corresponding interest payment date, (3) with respect to any notes surrendered for conversion following the regular record date immediately preceding the stated maturity date or (4) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such notes. As a result of the foregoing, (i) we will pay interest on the maturity date on all notes converted after the regular record date preceding the maturity date, and converting holders will not be required to pay us equivalent interest amounts and (ii) we will pay interest on an interest payment date on all notes converted after the corresponding regular record date and prior to a redemption date, and converting holders will not be required to pay us equivalent interest amounts.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of our common stock upon the conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Conversion upon Satisfaction of Market Price Condition

Prior to the close of business on the business day immediately preceding the free convertibility date, holders may surrender all or any portion of their notes for conversion during any calendar quarter commencing after the quarter ending December 31, 2015 if the “closing sale price” (as defined below) of our common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price of the notes in effect on each applicable trading day.

The “closing sale price” of our common stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for The NASDAQ Global Select Market or, if our common stock is not listed on The NASDAQ Global Select Market, the principal U.S. national or regional securities exchange on which our common stock is listed for trading or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. (New York City time) on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of our common stock is not so reported, the “closing sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Except for purposes of determining settlement amounts, a “trading day” means a day on which (i) The NASDAQ Global Select Market or, if our common stock is not listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock is then listed is open for trading, in each case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market, and (ii) a closing sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed, “trading day” means a “business day.”

A “scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed for trading. If our common stock is not so listed, “scheduled trading day” means a “business day.”

Conversion upon Trading Price of Notes Falling Below 98% of Conversion Value of the Notes

If, prior to the close of business on the business day immediately preceding the free convertibility date, the “trading price” (as defined below) for the notes on each trading day during any five consecutive trading-day period is less than 98% of the closing sale price of our common stock on such date multiplied by the conversion rate in effect on such trading day, a holder may surrender notes for conversion at any time during the following 5 consecutive business days.

The bid solicitation agent will have no obligation to solicit market bid quotations unless we have requested such determination in writing, and we will have no obligation to make such request unless a holder provides us and the trustee with reasonable evidence that the trading price per $1,000 principal amount of the notes on any trading day would be less than 98% of the product of the then-current conversion rate multiplied by the closing sale price of our common stock on that date. At such time, we will instruct the bid solicitation agent to solicit market bid quotations for the notes from three independent nationally recognized securities dealers we select. We will determine the trading price per $1,000 principal amount of the notes based upon the market bid quotations received from the bid solicitation agent beginning on such trading day and on each successive trading day until the trading price per $1,000 principal amount of the notes is greater than or equal to 98% of the product of the closing sale price of our common stock and the conversion rate.

We will determine the trading price of the notes and whether the trading price condition has been met, and, if so, we will so notify the holders of the notes, the trustee and the bid solicitation agent. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of the notes is greater than or equal to 98% of the product of the closing sale price of our common stock and the applicable conversion rate for such date, we will so notify the holders of the notes, the trustee and the bid solicitation agent.

“Trading price” means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the bid solicitation agent for $2,000,000 principal amount of the notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers we select; provided that if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided further that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If on any date of determination (i) the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the notes from an independent nationally recognized securities dealer, (ii) if we have failed to request the bid solicitation agent to obtain bids when required or (iii) if we requested the bid solicitation agent to obtain bids and the bid solicitation agent has failed to obtain such bids, then, in each case, the notes will be convertible under this trading price condition for the next 5 consecutive business days following such date of determination. We will be the initial bid solicitation agent.

Conversion upon a Notice of Redemption

If we call a portion or all of the notes for redemption as described under “—Optional Redemption,” holders may convert their notes that have been called for redemption at any time prior to the close of business on the second scheduled trading day prior to the redemption date, even if such notes are not otherwise convertible at such time. After such second scheduled trading day, the holder’s right to convert will expire unless we default in the payment of the redemption price. With respect to any notes that have been called for redemption that are converted following our notice of redemption and prior to the close of business on the second scheduled trading day prior to the redemption date, we will increase the conversion rate for the notes so surrendered for conversion by a number of additional shares as described under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” below.

Conversion upon Specified Corporate Transactions

Conversion upon Certain Distributions

If, prior to the close of business on the business day immediately preceding the free convertibility date, we elect to issue or distribute, as the case may be, to all or substantially all holders of our common stock:

•

rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 45 days from the announcement date for such distribution, our common stock at a price per share that is less than the average of the closing sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date for such issuance; or

•

cash, debt securities (or other evidence of indebtedness) or other assets or securities (including, for the avoidance of doubt, any rights, options or warrants that are not described in the preceding bullet point, but excluding dividends or distributions described in clause (1) of the description below under “—Conversion Rate Adjustments”), which distribution has a per share value exceeding 10% of the closing sale price of our common stock as of the trading day immediately preceding the declaration date for such distribution, then, in either case, we must notify holders either (x) at least 35 scheduled trading days prior to the ex-dividend date for such distribution or (y) at least 10 scheduled trading days prior to the ex-dividend date for such distribution; provided that, if we provide such notice in accordance with this clause (y) but not in accordance with the immediately preceding clause (x), notwithstanding anything to the contrary under “—Settlement Upon Conversion” below or any other provision of the indenture, we will be required to settle all conversions of notes with a conversion date occurring during the period from, and including, the date of such notice to, and including, the ex-dividend date for such distribution using stock settlement (as defined below) and we will so notify the holders in such notice. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date and our announcement that such issuance or distribution will not take place. A holder may not convert any of its notes based on this conversion contingency if we provide that holders of the notes shall participate, at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in the relevant distribution described above without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate on the record date for the distribution multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Conversion upon Certain Corporate Events

If a transaction or event that constitutes a “fundamental change” (as defined under “—Purchase of Notes at Your Option upon a Fundamental Change”) or a “make-whole adjustment event” (as defined under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event”) occurs prior to the close of business on the business day immediately preceding the free convertibility date, a holder may surrender notes for conversion at any time from and after the effective date of such transaction or event until the close of business on the business day immediately preceding the related “fundamental change purchase date” (as defined under “—Purchase of Notes at Your Option upon a Fundamental Change”) or, if there is no such fundamental change purchase date, the 35th scheduled trading day immediately following the effective date of such transaction or event. In some circumstances involving a make-whole adjustment event, a converting holder will also be entitled to an increase in the conversion rate as described below under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” A holder may also require us to purchase all or a portion of its notes upon the occurrence of a fundamental change as described under “—Purchase of Notes at Your Option upon a Fundamental Change.” We will give notice to holders of the effective date for such transaction or event no later than the fifth business day following such effective date.

Holders will also have the right to surrender notes for conversion if we are a party to a consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our property and assets that does not also constitute a fundamental change or a make-whole adjustment event, in each case pursuant to which our common stock would be converted into cash, securities or other property. In such event, holders will have the right to surrender notes for conversion at any time from and including the effective date of such transaction to and including the 35th scheduled trading day following the effective date of such transaction. We will give notice to holders of the effective date for such transaction no later than the fifth business day following such effective date.

Conversion on or after the Free Convertibility Date

On and after August 1, 2020 (the “free convertibility date”) and until the close of business on the second scheduled trading day immediately prior to the stated maturity date, holders may surrender all or any portion of their notes for conversion regardless of whether any of the conditions described in “—Conversion upon Satisfaction of Market Price Condition,” “—Conversion upon Trading Price of Notes Falling Below 98% of Conversion Value of the Notes” or “—Conversion upon Specified Corporate Transactions” have been satisfied.

Settlement upon Conversion

Upon conversion of a note, we may choose to satisfy our conversion obligation by paying or delivering, as the case may be, (i) solely cash (“cash settlement”), (ii) shares of our common stock together with cash in lieu of fractional shares (“stock settlement”) or (iii) a combination of cash and shares of our common stock, if any, with a particular “specified dollar amount” as defined below (“combination settlement”), as described below. We refer to each of stock settlement, cash settlement and combination settlement as a “settlement method” and the amount of cash and/or number of shares, if any, that we are required to pay or deliver, as the case may be, upon any conversion as the “settlement amount.”

Notwithstanding the foregoing, if we are required to deliver shares of our common stock to a converting holder under any settlement method and such delivery obligation exceeds the aggregate number of authorized but unissued shares and treasury shares available to us at the conversion date for the purpose of satisfying conversions of the notes, we will pay to such holder the value of any such excess shares in cash (based on the daily VWAP (as defined below) of such shares); provided that we will notify such holder of the exact manner in which such cash value will be determined at least one scheduled trading day prior to the commencement of the conversion period, based on which such cash value will be determined. As of the first original issuance date of the notes offered hereby, we will have reserved shares of our common stock for the purpose of satisfying conversions of the notes and expect that number of shares to be sufficient to satisfy conversions of all the notes through stock settlement, unless we are required to deliver additional shares of our common stock in connection with a make-whole adjustment event. In addition, we expect to propose at our next regularly scheduled shareholder meeting a resolution increasing a number of our authorized shares and to reserve additional shares for the purpose of satisfying conversions of the notes such that the number of shares reserved for such purpose is sufficient to satisfy conversions of all the notes through stock settlement, including delivery of additional shares.

All conversions on or after the final settlement method election date (as defined below) will be settled using the same settlement method. If we have not delivered to the trustee and all holders a written notice of our election of a settlement method on or prior to the final settlement method election date, we will, with respect to any conversions on or after the final settlement method election date, be deemed to have elected to satisfy our conversion obligation using stock settlement, unless we have previously irrevocably elected cash settlement or combination settlement with a specified dollar amount, as described below.

For all conversions prior to the final settlement method election date, we will use the same settlement method for all conversions occurring on any given conversion date. In addition, we would use the same settlement method for all conversions that occur during the redemption period, as specified in our redemption notice. Except for any conversions that occur (i) on or after the final settlement method election date as described above, (ii) during the redemption period, or (iii) following any irrevocable election as described in the following paragraph, we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. Accordingly, until the final settlement method election date, unless we have previously made such an irrevocable election or the conversion date occurs during the redemption period, we may choose in respect of one conversion date to satisfy our conversion obligation through stock settlement and choose in respect of another conversion date to satisfy our conversion obligation through cash settlement or combination settlement. If we elect a particular settlement method in connection with any conversion prior to the final settlement method election date, unless we have previously made an irrevocable election as described in the following paragraph or the conversion date occurs during the redemption period, we will inform holders so converting through the trustee of the settlement method we have selected (including the specified dollar amount, if applicable), no later than the close of business on the second trading day immediately following the related conversion date. If we do not timely make such an election, we will be deemed to have elected stock settlement. If we elect combination settlement in respect of our conversion obligation, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. In addition, and notwithstanding the foregoing, we will be required to elect stock settlement in the circumstances described under “—Conversion upon Specified Corporate Transactions” above.

We may, prior to the final settlement method election date, at our option, irrevocably elect stock settlement, cash settlement or combination settlement with a particular “specified dollar amount” for all conversions subsequent to our notice, by written notice of such election to holders.

Settlement amounts will be computed as follows:

•

if we elect (or are deemed to have elected) to satisfy our conversion obligation through stock settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the conversion rate in effect on the conversion date (together with cash in lieu of fractional shares as described below);

•

if we elect to satisfy our conversion obligation through cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values (as defined below) for each of the 25 consecutive trading days during the related conversion period; and

•

if we elect to satisfy our conversion obligation through combination settlement, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a settlement amount equal to the sum of the daily settlement amounts (as defined below) for each of the 25 consecutive trading days during the related conversion period.

“Conversion period” with respect to any note means:

•

subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to August 1, 2020 (the “final settlement method election date”), the 25 consecutive trading-day period beginning on, and including, the third trading day immediately following the related conversion date;

•

if the relevant conversion date occurs after the date of an issuance of a redemption notice and on or prior to the second scheduled trading day immediately preceding the related redemption date, the 25 consecutive trading day period beginning on, and including, the 27th scheduled trading day preceding the redemption date; and

•

subject to the immediately preceding bullet, if the relevant conversion date occurs on or after the final settlement method election date, the 25 consecutive trading-day period beginning on, and including, the 27th scheduled trading day immediately preceding the stated maturity date.

The “daily settlement amount,” for each $1,000 aggregate principal amount of notes validly surrendered for conversion, and for each trading day during the conversion period, will consist of:

(1)	if (x) the daily conversion value for such trading day exceeds (y) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the written notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 25 (such quotient being referred to as the “daily measurement value”), the sum of:

(a)	a cash payment of the daily measurement value, and

(b)	a number of shares (the “daily net share number”) equal to

(i)	the difference between the daily conversion value and the daily measurement value, divided by

(ii)	the daily VWAP of our common stock for such trading day; or

(2)	if the daily conversion value for such trading day is less than or equal to the daily measurement value, a cash payment equal to the daily conversion value.

“Daily conversion value” means, for each trading day during the conversion period, one-twenty fifth (1/25th) of the product of (i) the conversion rate on such trading day and (ii) the daily VWAP of our common stock on such trading day.

No fractional shares will be issued upon conversion. Instead, we will pay cash in lieu of any fractional share based on the daily VWAP of our common stock on the relevant conversion date (in the case of stock settlement) or based on the daily VWAP of our common stock on the last trading day of the relevant conversion period (in the case of any other settlement method).

“Daily VWAP” of our common stock (or any security that is part of the reference property underlying the notes, if applicable, as described below), in respect of any trading day, means the per share volume-weighted average price of our common stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “ELGX <equity> AQR” (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of such reference property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day or, if such volume-weighted average price is unavailable (or such reference property is not a security), the market value of one share of our common stock (or such reference property) on such trading day as determined in good faith by our board of directors or a duly authorized committee thereof in a commercially reasonable manner, using, if practicable, a volume-weighted average price method (unless such reference property is not a security). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside the regular trading session.

For the purposes of determining settlement amounts only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) The NASDAQ Global Select Market or, if our common stock is not listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock is then listed is open for trading, in either case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market, or, if our common stock is not so listed, any business day.

“Market disruption event” means (i) a failure by the NASDAQ Global Select Market, or if our common stock is not listed on the NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock is then listed, to open for trading or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The NASDAQ Global Select Market or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

Payment or delivery, as the case may be, of the consideration due upon conversion will be made (i) in the case of stock settlement, three business days after the conversion date, unless such conversion date occurs following the regular record date immediately preceding the stated maturity date, in which case we will make such delivery (and payment, if applicable) on the stated maturity date or (ii) in the case of any other settlement method, three business days after the last trading day of the conversion period; provided, however, that, in the case of clause (i) or (ii), if prior to the conversion date for any converted notes our common stock has been replaced by reference property consisting solely of cash (pursuant to the provisions described under “—Recapitalizations, Reclassifications and Changes to Our Common Stock”), we will pay the consideration due in respect of conversion on the tenth business day immediately following the related conversion date, and, notwithstanding the foregoing, no conversion period will apply to those conversions. As a result of the foregoing provisions and related definitions, in the case of cash or combination settlement, if a market disruption event occurs on a scheduled trading day during the conversion period, or if such scheduled trading day is not a trading day for any other reason, then the daily conversion value or daily settlement amount, as applicable, will be determined on the next following trading day and delivery of the settlement amount will be delayed accordingly. No interest will accrue on account of such delay.

Each conversion will be deemed to have been effected immediately prior to the close of business on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date (in the case of stock settlement) or the last trading day of the relevant conversion period (in any other case).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below:

(1) If we issue solely shares of our common stock as a dividend or distribution on all or substantially all of our shares of our common stock, or if we subdivide or combine our common stock, the conversion rate will be adjusted based on the following formula:

CR = CR0 ×	OS
OS0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the “ex-dividend date” (as defined below) for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of common stock, as the case may be;

CR = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of common stock, as the case may be;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of common stock, as the case may be; and

OS = the number of shares of our common stock that would be outstanding immediately after giving effect to such dividend, distribution, subdivision or combination of common stock, as the case may be.

Any adjustment made under this clause (1) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of common stock, as the case may be. If such dividend, distribution, subdivision or combination described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a duly authorized committee thereof determines not to pay such dividend or distribution or to effect such subdivision or combination, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(2) If an ex-dividend date occurs for a distribution to all or substantially all holders of our common stock of any rights, options or warrants entitling them for a period of not more than 45 calendar days from the announcement date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the average of the closing sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date for such distribution, the conversion rate will be increased based on the following formula:

CR = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date for such distribution.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased, as of the date of such expiration, to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased, as of the scheduled distribution date, to the conversion rate that would then be in effect if the ex-dividend date for such distribution had not occurred.

For purposes of this clause (2) and for purposes of the first bullet under “—Conversion upon Specified Corporate Transactions—Conversion upon Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price that is less than the average of the closing sale prices of our common stock for each trading day in the applicable 10 consecutive trading-day period, there shall be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined in good faith by our board of directors or a duly authorized committee thereof.

(3) If an ex-dividend date occurs for a distribution (the “relevant distribution”) of shares of our capital stock, evidences of our indebtedness or other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock (excluding (i) share splits, share combinations, dividends or distributions, (ii) rights, options or warrants of the type described under clause (2) above; (iii) dividends or distributions paid exclusively in cash; and (iv) spin-offs as defined below in this clause (3)), then the conversion rate will be increased based on the following formula:

CR = CR0 ×	SP0
SP0 - FMV

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof) of the shares of capital stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

Any increase made under the above portion of this clause (3) will become effective immediately after the open of business on the ex-dividend date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the conversion rate. However, if such distribution is not so paid or made, the conversion rate shall be decreased, as of the date our board of directors or a duly authorized committee thereof determines not to pay or make such distribution, to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, without having to convert its notes, the amount and kind of the relevant distribution that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been an ex-dividend date for a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR = CR0 ×	FMV + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the spin-off;

CR = the conversion rate in effect immediately after the open of business on the ex-dividend date for the spin-off;

FMV = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of “closing sale price” set forth under “—Conversion upon Satisfaction of Market Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading-day period commencing on, and including, the ex-dividend date for the spin-off (such period, the “valuation period”); and

MP0 = the average of the closing sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph of this clause (3) will be determined on the last trading day of the valuation period but will be given effect immediately after the open of business on the ex-dividend date for the spin-off. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the last trading day of the conversion period in respect of any conversion, references in the definition of “FMV” above to 10 trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such conversion period. In respect of any conversion during the valuation period for any spin-off, references in the definition of “FMV” above to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the relevant conversion date.

If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be decreased, as of the date our board of directors or a duly authorized committee thereof determines not to pay or make such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4) If an ex-dividend date occurs for a cash dividend or distribution to all, or substantially all, holders of our outstanding common stock (other than any dividend or distribution in connection with our liquidation, dissolution or winding up), the conversion rate will be increased based on the following formula:

CR = CR0 ×	SP0
SP0 – C

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP0 = the closing sale price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

C = the amount in cash per share we pay or distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the conversion rate. However, if any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion rate shall be readjusted, as of the date our board of directors or a duly authorized committee thereof determines not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, without having to convert its notes, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

(5) If we or any of our subsidiaries makes a payment in respect of a tender or exchange offer for our common stock and, if the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

CR = CR0 ×	AC + (OS × SP)
OS0 × SP

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

CR = the conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by our board of directors or a duly authorized committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the time (the “expiration time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS = the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to such tender or exchange offer); and

SP = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date (the “averaging period”).

The adjustment to the conversion rate under the preceding paragraph of this clause (5) will be determined at the close of business on the last trading day of the averaging period, but will be given effect at the open of business on the trading day next succeeding the expiration date. If the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the conversion period in respect of any conversion, references in the definition of “SP” above to 10 trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such conversion period. In respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references in the definition of “SP” above to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, but excluding, the relevant conversion date. No adjustment pursuant to the above formula will result in a decrease of the conversion rate.

If we or any of our subsidiaries are obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we or any of our subsidiaries are ultimately prevented by applicable law from effecting all or any portion of such purchases or all or any portion of such purchases are rescinded, the conversion rate shall immediately be readjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases of shares of our common stock that had been effected.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

If:

•

we elect to satisfy our conversion obligation through combination settlement and shares of common stock are deliverable to settle the daily net share number for a given trading day within the conversion period applicable to notes that you have converted,

•

the record date, effective date or expiration date for any distribution or transaction that requires an adjustment to the conversion rate as described in clauses (1) to (5) above occurs on or after the first trading day of the relevant conversion period and on or prior to the last trading day of such conversion period,

•

such daily net share number is calculated (x) for a trading day in such conversion period that occurs on or prior to such record date, effective date or expiration date and (y) based on a conversion rate that is not adjusted as described in clauses (1) to (5) above in respect of such distribution or transaction, and

•

the shares you will receive in respect of such trading day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then we will adjust the number of shares that we deliver to you in respect of the relevant trading day as we determine appropriate in good faith to reflect the relevant distribution or transaction.

If a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions and settlement provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

In addition, if a holder converts a note, combination settlement is applicable to such note and the daily settlement amount for any trading day during the conversion period applicable to such note:

•	is calculated based on a conversion rate adjusted on account of any distribution or transaction described in clauses (1) through (5) above; and

•	includes any shares of our common stock that entitle their holder to participate in such event;

then, notwithstanding the foregoing conversion rate adjustment provisions and settlement provisions, (x) such conversion rate adjustment will only be made for such converting holder for such trading day to the extent of the cash or other consideration (other than shares of our common stock entitled to participate in such event) included in the daily settlement amount for such trading day and (y) with respect to such shares of our common stock, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Notwithstanding the foregoing, the conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•

upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program, structured share repurchase transaction or other buy-back transaction (including through the use of derivatives) that is not a tender offer or exchange offer of the nature described under clause (5) above;

•	solely for a change in the par value of our common stock; or

•	for accrued and unpaid interest, if any.

To the extent that we have a rights plan in effect upon conversion of the notes (i.e., a poison pill), you will receive, in addition to any common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or other assets or property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not have a rights plan in effect as of the date of this prospectus supplement.

To the extent permitted by applicable law and applicable listing rules of The NASDAQ Global Select Market and any other securities exchange on which our securities are then listed, (i) we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days so long as the increase is irrevocable during the period and our board of directors determines that such increase would be in our best interest and (ii) we may (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar events.

You may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations.” Because this deemed income would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes (including backup withholding taxes) are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or common stock, if any, payable on the notes (or, in some circumstances, against any payments on our common stock).

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) on the conversion date for any notes, (ii) on each trading day of the conversion period in respect of any notes, (iii) on any fundamental change effective date, unless such adjustment has already been made and (iv) upon our written notice of redemption.

Whenever any provision of the indenture requires us to calculate the closing sale prices, daily VWAPs, daily conversion values, daily settlement amounts or the “stock price” for purposes of a make-whole adjustment event over a span of multiple days, the board of directors or a committee thereof will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, expiration date or effective date of the event occurs, at any time during the period from which such closing sale prices, daily VWAPs, daily conversion values, daily settlement amounts or stock prices are to be calculated.

For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph will be made without duplication of any adjustment made pursuant to the paragraph above that begins with the phrase, “If: we elect to satisfy our conversion obligation through combination settlement.”

No adjustment to the conversion rate need be made for a given transaction if holders of the notes will be entitled to participate in that transaction, without conversion of the notes, on the same terms and at the same time as a holder of a number of shares of common stock equal to the principal amount of a holder’s notes divided by $1,000 and multiplied by the conversion rate would be entitled to participate.

If we adjust the conversion rate pursuant to the above provisions, we will deliver to the conversion agent a certificate setting forth the conversion rate, detailing the calculation of the conversion rate and describing the facts upon which the adjustment is based. In addition, we will issue a press release containing the relevant information (and make the press release available on our website).

Recapitalizations, Reclassifications and Changes to Our Common Stock

In the event of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change to the par value of our common stock);

•	a consolidation, merger, combination, binding share exchange or similar transaction involving us;

•	a sale, assignment, conveyance, transfer, lease or other disposition to another person of our property and assets as an entirety or substantially as an entirety; or

•	a liquidation or dissolution of us,

in each case, in which holders of our outstanding common stock are entitled to receive cash, securities or other property for their shares of our common stock (“reference property” and any such transaction, a “share exchange event”), we or the successor or purchasing company, as the case may be, will execute with the trustee a supplemental indenture, providing that, at and after the effective time of such share exchange event, holders of each $1,000 principal amount of notes will be entitled to convert their notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive upon such share exchange event. However, at and after the effective time of any such share exchange event, (i) we will continue to have the right to determine the settlement method applicable to any conversion of notes, unless we have previously irrevocably elected stock settlement, cash settlement or combination settlement with a particular specified dollar amount, as described under “—Settlement upon Conversion,” (ii) any amount otherwise payable in cash upon conversion of the notes will continue to be payable in cash under the provisions of the indenture described under “—Settlement upon Conversion,” (iii) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such share exchange event and (iv) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such share exchange event. The supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets of a company other than the successor or purchasing corporation, as the case may be, in such share exchange event, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to purchase their notes upon a fundamental change as described under “—Purchase of Notes at Your Option on a Fundamental Change” below, as the board of directors (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing. If the notes become convertible into reference property, we will notify the trustee in writing and issue a press release containing the relevant information (and make the press release available on our website). Throughout this section (“—Conversion of Notes”), if our common stock has been replaced by reference property as a result of any share exchange event, references to our common stock are intended to refer to such reference property, subject to the provisions of the supplemental indenture.

Whenever the conversion rate is adjusted as herein provided, we will promptly file with the trustee (and the conversion agent if not the trustee) an officer’s certificate setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. In the absence of an officer’s certificate being filed with the trustee (and the conversion agent if not the trustee), the trustee may assume without inquiry that the conversion rate has not been adjusted and that the last conversion rate of which it has knowledge remains in effect.

For purposes of the foregoing, the type and amount of consideration that holders of our common stock are entitled to in the case of share exchange events that cause our common stock to be converted into the right to receive more than a single type of consideration because the holders of our common stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. If the holders receive only cash in such share exchange event, then for all conversions that occur after the effective date of such share exchange event (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event”), multiplied by the price paid per share of common stock in such share exchange event and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the tenth business day immediately following the conversion date. We will agree in the indenture not to become a party to any share exchange event unless its terms are consistent with the foregoing.

Conversion Procedures

The right of conversion attaching to any note may be exercised (a) if such note is represented by a global security, by book-entry transfer to the conversion agent through the facilities of DTC and compliance with DTC’s then applicable conversion procedures or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent. We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax. We refer to the date a holder complies with the relevant procedures for conversion described above as the “conversion date.”

If you have submitted your notes for purchase upon a fundamental change, you may only convert your notes if you withdraw your purchase notice prior to the fundamental change purchase date, as described below under “—Purchase of Notes at Your Option upon a Fundamental Change.” If your notes are submitted for purchase upon a fundamental change, your right to withdraw your purchase notice and convert the notes that are subject to purchase will terminate at 5:00 p.m. (New York City time) on the second business day immediately preceding such purchase date.

Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event

If you elect to convert your notes during a make-whole adjustment period described below, the conversion rate will be increased by an additional number of shares of common stock (these shares being referred to as the “additional shares”) as described below. We will notify holders, the trustee and the conversion agent of the effective date of such make-whole adjustment event and issue a press release as promptly as commercially reasonably practicable after we first determine the effective date of such make-whole adjustment event (and make the press release available on our website). We will give written notice to holders of the effective date for a make-whole adjustment event no later than the fifth business day following the effective date of such event.

The “make-whole adjustment period” is the period (i) in the case of a make-whole adjustment that results from the delivery of our notice of redemption, from, and including, the redemption notice date to and including the second scheduled trading day immediately preceding the redemption date, and (ii) in all other cases, the effective date of the make-whole adjustment event to, and including, the business day immediately preceding the related fundamental change purchase date, or if such make-whole adjustment event does not also constitute a fundamental change as described below under “—Conversion of Notes—Purchase of Notes at Your Option upon a Fundamental Change,” the 35th scheduled trading day immediately following the effective date of such make-whole adjustment event.

A “make-whole adjustment event” is (i) any “change in control” as described below under “—Purchase of Notes at Your Option upon a Fundamental Change” (determined after giving effect to any exceptions or exclusions from such definition but without giving effect to the proviso in clause (2) of the definition thereof), (ii) any “termination of trading” as described below under “—Purchase of Notes at Your Option upon a Fundamental Change” and (iii) the delivery of a notice of redemption.

The number of additional shares, if any, by which the conversion rate will be increased for conversions in connection with a make-whole adjustment event will be determined by reference to the table below, based on the date on which the make-whole adjustment event occurs or becomes effective or the redemption date (in the case of a make-whole adjustment event that results from a delivery of a redemption notice), which we refer to as the “effective date,” and (1) the price paid per share of our common stock in the change in control in the case of a make-whole adjustment event described in the second clause of the definition of change in control, in the event that our common stock is acquired for cash, or (2) the average of the closing sale prices of our common stock over the five trading-day period ending on the trading day immediately preceding (x) the date of the redemption notice, in the case of a make-whole adjustment event that results from our delivery of a notice of redemption or (y) the effective date of such other make-whole adjustment event, in the case of any other make-whole adjustment event not referred to in the immediately preceding clauses (1) or (2)(x). We refer to the amount determined under the first or second clause of the preceding sentence, as applicable, as the “stock price.”

The stock prices set forth in the first row of the table below (i.e., column headers) and the number of additional shares in the table below will be adjusted as of any date on which the conversion rate of the notes is adjusted as described under “—Conversion of Notes—Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion of Notes—Conversion Rate Adjustments.”

Effective Date	Stock Price
	$	$	$	$	$	$	$	$	$	$
November , 2015
November 1, 2016
November 1, 2017
November 1, 2018
November 1, 2019
November 1, 2020

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

•

between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable;

•

in excess of $         per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•	less than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding anything in the indenture to the contrary, we may not increase the conversion rate to more than shares per $1,000 principal amount of notes pursuant to the events described in this section, though we will adjust such number of shares for the same events for which we must adjust the conversion rate as described under “—Conversion of Notes—Conversion Rate Adjustments” above.

Our obligation to increase the conversion rate upon the occurrence of a make-whole adjustment event could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Purchase of Notes at Your Option upon a Fundamental Change

If a fundamental change occurs, you will have the option to require us to purchase for cash all or any portion of your notes that is equal to $1,000, or an integral multiple of $1,000, on the day of our choosing that is not less than 20 or more than 35 business days after the occurrence of such fundamental change, subject to extension to comply with applicable law (such day, the “fundamental change purchase date”), at a purchase price (the “fundamental change purchase price”) equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the notes as of the preceding record date, and the price we are required to pay to the holder surrendering the note for purchase will be equal to 100% of the principal amount of notes subject to purchase and will not include any accrued and unpaid interest).

We will give the trustee and each holder a written notice of the fundamental change within 5 business days after the occurrence of such fundamental change and issue a press release announcing the occurrence of such fundamental change (and make the press release available on our website). This notice shall state certain specified information, including:

•	the events causing the fundamental change;

•	the effective date of the fundamental change, and whether the fundamental change is a make-whole adjustment event;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the conversion rate and any adjustments to the conversion rate, and the procedures required for exercise of a holder’s right to convert its notes;

•	the procedures required for exercise of the purchase option upon the fundamental change, and the procedures required for withdrawal of any such exercise; and

•	the name and address of the paying and conversion agents.

You must deliver written notice of your exercise of this purchase right to the paying agent during the period between the delivery of the fundamental change notice and the close of business on the second business day immediately preceding the fundamental change purchase date. The written notice must specify the notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time until the close of business on the second business day immediately preceding the fundamental change purchase date. If the notes are not in certificated form, the notice given by each holder (and any withdrawal notice) must comply with applicable DTC procedures.

“Fundamental change” means the occurrence of a change in control or a termination of trading.

A “change in control” will be deemed to have occurred if any of the following occurs after the time the notes are originally issued:

(1)	any “person” or “group” within the meaning of Section 13(d) under the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock entitled to vote generally in elections of directors;

(2)

the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, merger or similar transaction involving us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided that a transaction described in clauses (A) or (B) above (i) pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction, or (ii) effected solely to change our jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding common stock solely into shares of common stock or other common equity interests of the surviving entity, in either case of clauses (i) or (ii), will not constitute a “change in control”; or

(3)	the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of us (whether or not otherwise in compliance with the indenture).

However, notwithstanding the foregoing, a “change in control” will not be deemed to have occurred if at least 90% of the consideration paid for our common stock in a transaction or transactions described under clause (2) of the definition of “change in control” above, excluding cash payments for any fractional share and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock (or other common equity interests or depositary receipts, or similar certificates, representing common equity interests) traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result therefrom, such consideration becomes the reference property for the notes.

A “termination of trading” means our common stock (or other reference property into which the notes are convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors, a “permitted exchange”) and will not be immediately relisted or readmitted for trading on any permitted exchange.

The term “all or substantially all” as used in the definition of change in control in respect of the sale, lease or transfer of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise, established definition of this phrase under applicable law. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of “all or substantially all” of our assets.

We will be required to purchase notes that have been validly surrendered for purchase and not withdrawn on the fundamental change purchase date. You will receive payment of the fundamental change purchase price on the later of the fundamental change purchase date and the time of book-entry transfer or the delivery of your notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•

all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and, if the fundamental change purchase date is after a regular record date and on or prior to the related interest payment date, the right of the record holder on such regular record date to receive the related interest payment).

In connection with any offer to purchase the notes in the event of a fundamental change, we will, in accordance with the indenture:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all applicable federal and state securities laws,

in each case, so as to permit the rights and obligations under this “—Purchase of Notes at Your Option upon a Fundamental Change” section to be exercised in the time and in the manner specified in the indenture.

No notes may be purchased by us at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the purchase date for such fundamental change (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

The fundamental change purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other similar convertible debt offerings.

We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including senior indebtedness, outstanding, or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including senior indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

Furthermore, holders may not be entitled to require us to purchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “continuing directors” above.

If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price for the notes tendered by holders. We may in the future incur debt that may contain provisions prohibiting purchase of the notes under some circumstances or expressly prohibiting our purchase of the notes upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase the notes or attempt to refinance this debt. If we do not obtain any required consent, we would not be permitted to purchase the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture, which could constitute an event of default under our senior indebtedness then outstanding, if any, and might constitute a default under the terms of our other indebtedness then outstanding, if any.

Consolidation, Merger and Sale of Assets

We may not consolidate with, enter into a binding share exchange with, or merge with or into, another person or sell, assign, convey, transfer, lease or otherwise dispose of our properties and assets substantially as an entirety to any successor person, unless:

•

the successor person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and, if other than us, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	other conditions specified in the indenture are met.

Upon any such consolidation, merger or transfer, the resulting, surviving or transferee corporation (if not us) shall succeed to us, and may exercise every right and power of ours, under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease. For purposes of the foregoing, any sale, assignment, conveyance, transfer, lease or other disposition of properties and assets of one or more of our subsidiaries that would, if we had held such properties and assets directly, have constituted the sale, assignment, conveyance, transfer, lease or disposition of our properties and assets substantially as an entirety will be treated as such under the indenture.

We shall deliver, or cause to be delivered, to the trustee an officer’s certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the indenture governing the notes.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a “change in control” permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

Notwithstanding the provisions under “Description of Debt Securities We May Offer—Events of Default” in the accompanying prospectus, which will not apply with respect to the notes, each of the following will constitute an event of default under the indenture:

(1)	we fail to pay the principal of any note when due;

(2)	we fail to pay or deliver, as the case may be, the settlement amount owing upon conversion of any note (including any additional shares or cash in lieu thereof) within 5 calendar days;

(3)	we fail to pay any interest on any note when due, and such failure continues for 30 days;

(4)	we fail to pay the fundamental change purchase price or the redemption price of any note when due;

(5)	we fail to provide timely written notice of a specified corporate transaction, a fundamental change or a make-whole adjustment event in accordance with the terms of the indenture;

(6)	we fail to perform any other covenant required of us in the indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) through (5) above) and such failure continues for 60 days after written notice is given in accordance with the indenture;

(7)	any indebtedness for money borrowed by, or any other payment obligation of, us or any of our subsidiaries that is a “significant subsidiary” (or any group of subsidiaries that, taken together, would constitute a “significant subsidiary” as defined in Regulation S-X under the Securities Act), in an outstanding principal amount, individually or in the aggregate, in excess of $15 million is not paid at final maturity (or when otherwise due) or is accelerated, unless such indebtedness is discharged or such acceleration is cured, waived, rescinded, stayed or annulled within a period of 30 days after becoming due and payable;

(8)	we fail or any of our subsidiaries that is a “significant subsidiary” (or any group of subsidiaries that, taken together, would constitute a “significant subsidiary” as defined in Regulation S-X under the Securities Act) fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $15 million, if the judgments are not paid, discharged or stayed within 30 days; and

(9)	certain events of bankruptcy, insolvency or reorganization of us or any of our subsidiaries that is a “significant subsidiary” (or any group of subsidiaries that, taken together, would constitute a “significant subsidiary” as defined in Regulation S-X under the Securities Act).

If an event of default, other than an event of default described in clause (9) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately by notice to us (with a copy to the trustee). If an event of default described in clause (9) above occurs with respect to us, the principal amount of the notes and accrued and unpaid interest, if any, will automatically become immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances and subject to certain exceptions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived and all amounts owing to the trustee have been paid.

Notwithstanding the foregoing, if we so elect, the sole remedy under the indenture for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure to comply with our reporting obligations to the trustee and the SEC, as described under “—Reports” below, will, for the 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at an annual rate equal to (x) for the first 90 days after the occurrence of such an event of default, 0.25% of the aggregate principal amount of the notes to, but not including, the 91st day thereafter, and (y) for the 90 days from, and including, the 91st day after the occurrence of such an event of default, 0.50% of the aggregate principal amount of the notes to, but not including, the 181st day after the occurrence of such an event of default (or, in each case of clauses (x) and (y), if applicable, the earlier date on which the event of default relating to the reporting obligations is cured or waived). Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. If the event of default is continuing on the 181st day after an event of default relating to a failure to comply with the reporting obligations described above first occurs, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other events of default.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify in writing all holders of record of notes and the trustee and paying agent of such election on or before the close of business on the fifth business day prior to the date on which such event of default would otherwise occur. Upon our failure to timely give such notice or pay additional interest, the notes will be immediately subject to acceleration as provided above. In no event shall additional interest accrue at a rate per year in excess of 0.25% (during the period described in clause (x) of the immediately preceding paragraph) or 0.50% (during the period described in clause (y) of the immediately preceding paragraph), as applicable, pursuant to the indenture, regardless of the number of events or circumstances giving rise to requirements to pay such additional interest pursuant to the immediately preceding paragraph. With regard to any violation specified in the immediately preceding paragraph, no additional interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the notes shall exist, after such violation has been cured.

Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers vested in it by the indenture governing the notes at the request of the holders unless the holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder.

No holder will have any right to institute any suit, action or proceeding under or with respect to the indenture or such notes, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture or such notes, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered indemnity or security to the trustee satisfactory to it to institute such proceeding as trustee; and

•

the trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest on any note on or after the applicable due date, the right to convert the note or to receive the consideration due upon conversion or the right of a beneficial owner to exchange its beneficial interest in a global security representing notes for a physical note if an event of default has occurred and is continuing, in each case, in accordance with the indenture.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:

•	we fail to pay the principal of or any interest on any note when due;

•	we fail to pay or deliver the consideration due upon conversion of any note within the time period required by the indenture; or

•	we fail to comply with any of the provisions of the indenture the modification of which would require the consent of the holder of each outstanding note affected.

The indenture provides that if a default occurs and is continuing and is actually known to the trustee, the trustee must give each holder written notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a responsible officer of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee (i) within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year and whether we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and (ii) within 30 days after the occurrence thereof, written notice of any events that would constitute defaults, their status and what action we are taking or propose to take in respect thereof.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the redemption price and the fundamental change purchase price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Payments of the redemption price, the fundamental change purchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Modification and Waiver

We and the trustee may amend or supplement the indenture with respect to the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). In addition, the holders of a majority in aggregate principal amount of the outstanding notes (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) may waive our compliance in any instance with any provision of the indenture without notice to the other holders of notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding notes affected thereby if such amendment, supplement or waiver would:

•	change the stated maturity of the principal of or any interest on the notes;

•	reduce the principal amount of or interest on the notes;

•	reduce the amount of principal payable upon acceleration of the maturity or redemption of the notes;

•	change the currency of payment of principal of or interest on the notes or change any note’s place of payment;

•

impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the notes;

•

modify the provisions with respect to our redemption rights as described above under “—Optional Redemption” or the purchase rights of the holders as described above under “—Purchase of Notes at Your Option upon a Fundamental Change,” in each case, in a manner adverse to holders of notes;

•	change the ranking of the notes;

•

adversely affect the right of holders to convert notes, or reduce the conversion rate (it being understood that the trustee shall have no responsibility for making a determination as to whether such amendment adversely affects the rights of the holders); or

•

modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of notes.

We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the holders of the notes to:

•	cure any ambiguity, omission, defect or inconsistency as set forth in an officer’s certificate;

•	provide for the assumption by a successor corporation of our obligations under the indenture;

•	add guarantees with respect to the notes;

•	secure the notes;

•	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

•	make any change that does not adversely affect the rights of any holder;

•

upon the occurrence of a share exchange event, solely (i) provide that the notes are convertible into reference property, subject to “—Conversion of Notes—Settlement upon Conversion” above, and (ii) effect the related changes to the terms of the notes described under “—Conversion of Notes—Recapitalizations, Reclassifications and Changes to Our Common Stock” above, in each case, in accordance with the applicable provisions of the indenture;

•	eliminate, in the aggregate, any one or two settlement methods or, in the case of combination settlement, irrevocably elect a specified dollar amount;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•

conform the provisions of the indenture to the “Description of the Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet as set forth in an officer’s certificate.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to give the holders a written notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or depositing with the trustee or delivering to the holders, as applicable, after all outstanding notes have become due and payable, whether at the stated maturity, at any redemption date, at any fundamental change purchase date or upon conversion (and determination of related settlement amounts) or otherwise, cash or (in the case of conversion) cash and shares of our common stock, if any, sufficient to pay all of the outstanding notes or satisfy our conversion obligations, as the case may be, and pay all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

The section in the accompanying prospectus entitled “Description of Debt Securities We May Offer—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances” do not apply to the notes.

Transfer, Exchange and Conversion

We will maintain an office or agency in the continental United States where the notes may be presented for registration of transfer, exchange or conversion. This office will initially be an office or agency of the trustee. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but any tax or similar governmental charge required by law or permitted by the indenture because a holder requests any shares to be issued in a name other than such holder’s name will be paid by such holder. We are not required to transfer or exchange any note selected for redemption or surrendered for purchase or conversion except for any portion of that note not being redeemed, purchased or converted, as the case may be.

We reserve the right to:

•	vary or terminate the appointment of the registrar, paying agent or conversion agent;

•	appoint additional paying agents or conversion agents; or

•	approve any change in the office through which any registrar or any paying agent or conversion agent acts.

Payment and Paying Agents

Payments in respect of the principal and interest on global securities representing the notes registered in the name of DTC or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder under the indenture. In the case of certificated notes, payments will be made in U.S. dollars at the office of the trustee or, at our option, by check mailed to the holder’s registered address (or, if requested by a holder of more than $2,000,000 principal amount of notes, by wire transfer to the account designated by such holder). We will make any required interest payments to the person in whose name each note is registered at the close of business on the record date for the interest payment. With respect to certificated notes, if any, presentation is due at maturity.

The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Purchase and Cancellation

The registrar, paying agent and conversion agent (if other than the trustee) will forward to the trustee any notes surrendered to them by holders for transfer, exchange, redemption, payment or conversion. All notes delivered to the trustee shall be cancelled promptly by the trustee in the manner provided in the indenture and may not be reissued or resold. No notes shall be authenticated in exchange for any notes cancelled, except as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), purchase notes in the open market or by tender offer at any price or by private agreement. We will cause any notes so purchased (other than notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.

Reports

So long as any notes are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and the holders of the notes within 15 days after the date on which we would be required to file the same with the SEC pursuant to its rules and regulations (in each case of clauses (i) and (ii), giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors. We shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports will be required to be furnished to the trustee. Documents filed by us with the SEC via the EDGAR system will be deemed to have been furnished to the trustee and the holders of the notes as of the time such documents are filed via EDGAR.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture governing the notes (as to which the trustee is entitled to conclusively rely on an officer’s certificate). The trustee will have no duty whatsoever to determine filing requirements.

Replacement of Notes

We will replace mutilated, destroyed, stolen or lost notes at the expense of the holder upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

Calculations in Respect of the Notes

Subject to the immediately following paragraph, we and any agents we may engage will be responsible for making the calculations called for under the indenture and the notes. These calculations include, but are not limited to, determinations of the closing sale price of our common stock, the trading price of the notes, any adjustments to the conversion rate, the consideration deliverable in respect of any conversion and accrued interest payable on the notes and whether the notes are convertible. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder upon the request of that holder.

The trustee (including in its capacities as conversion agent, paying agent and registrar) shall have no responsibility to determine the trading price of our common stock or the notes or whether the notes are convertible.

Notices

Except as otherwise described herein, notice to registered holders of the notes will be given to the addresses as they appear in the security register and, in the case of global securities, in accordance with applicable DTC procedures. Notices will be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by us, such notice may be given by the trustee on our behalf (and we will make any notice we are required to give to holders available on our website).

Governing Law

The indenture governing the notes provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the internal laws of the State of New York.

The indenture governing the notes provides that we, the trustee, and each holder of a note by its acceptance thereof, irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture governing the notes, the notes or any transaction contemplated thereby.

Concerning the Trustee

Wells Fargo Bank, National Association, has agreed to serve as the trustee under the indenture. The trustee will be permitted to deal with us and our affiliates with the same rights as if it were not trustee.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Book-Entry, Delivery and Form

We will initially issue the notes in the form of one or more global securities. The global security will be deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive, fully registered, certificated form, referred to as “certificated securities,” will be issued only in certain limited circumstances described below.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC, referred to as “participants,” and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the underwriter, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the “indirect participants,” that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Book-Entry Procedures for the Global Securities

We expect that, pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the underwriter. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, and any interest on, the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, or any interest on, the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, (i) DTC will exchange the global security for certificated securities that it will distribute to its participants if (a) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days; or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or (ii) if an event of default with respect to the notes has occurred and is continuing and any beneficial owner requests that its notes be issued in physical, certificated form, DTC will exchange the corresponding portion of the global security for a physical, certificated security, which it will distribute to such beneficial owner.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the trustee nor any of its or our respective agents will have any responsibility, or liability, for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations of the purchase, ownership and disposition of notes and the shares of our common stock into which the notes may be converted. This summary is based upon provisions of the code, applicable Treasury regulations, administrative rulings and judicial decisions, all in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary addresses only a note or common stock held as a capital asset by a beneficial owner who purchased the note on original issuance at its “issue price” (the first price at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not address all aspects of U.S. federal income taxes relevant to holders of a note or common stock, nor does it address all tax consequences that may be relevant to such holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to- market method of tax accounting for their securities;

•

tax consequences to persons holding notes or common stock as a part of a hedging, integrated or conversion transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the code;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors that hold notes or common stock through pass-through entities;

•	alternative minimum tax consequences or consequences of the Medicare tax on net investment income, if any;

•	any state, local or non-U.S. tax consequences; and

•	U.S. estate or gift tax consequences, if any.

If an entity or arrangement treated as a partnership holds notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding notes or common stock, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

As used herein, a “U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is an individual, corporation, estate or trust that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid U.S. federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Consequences to U.S. Holders

Interest on the Notes

It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. In such case, stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Additional Payments

In certain circumstances, we may be obligated to make payments on the notes in excess of stated principal and interest. We intend to take the position that the foregoing contingencies should not cause the notes to be treated as contingent payment debt instruments. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a holder, unless the holder discloses in the proper manner to the Internal Revenue Service, or the IRS, that it is taking a different position. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than their yield to maturity and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note (including all gain realized upon conversion, even if the U.S. holder receives shares of our common stock). This disclosure assumes that the notes will not be considered contingent payment debt instruments. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Except as provided below under “—Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized (less accrued but unpaid interest which will be treated as described above under “—Interest on the Notes”) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note plus the amount, if any, included in income on an adjustment to the conversion rate of the notes as described in “—Constructive Distributions” below. Any gain or loss recognized on a taxable disposition of a note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder held the note for more than one year, such gain or loss will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of Notes

If a U.S. holder presents a note for conversion, a U.S. holder may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the note depending upon our chosen settlement method.

If a U.S. holder receives solely cash in exchange for a note upon conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).

If a U.S. holder receives solely common stock in exchange for notes upon conversion, the U.S. holder generally will not recognize gain or loss upon the conversion of the notes into common stock except to the extent of (i) cash received in lieu of a fractional share and (ii) amounts treated as received with respect to accrued but unpaid interest (which will be treated as described above under “—Interest on the Notes”). The amount of gain or loss a U.S. holder will recognize on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash the U.S. holder receives in respect of the fractional share and the portion of the U.S. holder’s adjusted tax basis in the note that is allocable to the fractional share. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss, if at the time of the conversion, the note has been held for more than one year. The tax basis of shares of common stock received upon a conversion (other than shares attributable to accrued but unpaid interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the note that was converted (excluding the portion of the adjusted tax basis that is allocable to any fractional share). The U.S. holder’s holding period for the shares of common stock will include the period during which the U.S. holder held the notes, except that the holding period of any shares received with respect to accrued interest will commence on the day after the date of receipt.

As described below, the tax treatment of a conversion of a note into cash and common stock is uncertain and subject to different characterizations, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion.

Treatment as a Recapitalization. If a combination of cash and common stock is received by a U.S. holder upon conversion of a note, we intend to take the position that the notes are securities for U.S. federal income tax purposes and that the conversion should be treated as a recapitalization. In such case, gain, but not loss, would be recognized by the U.S. holder equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as described above under “—Interest on the Notes”) over the U.S. holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share, as described in the following paragraph. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.

A U.S. holder’s tax basis in our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized in respect of any cash received with respect to a fractional share). A U.S. holder’s holding period for common stock received would include the period during which the U.S. holder held the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

Alternative Treatment as Part Conversion and Part Redemption. If the conversion of a note into cash and common stock were not treated as a recapitalization as discussed above, the cash payment received may be treated as proceeds from the sale of a portion of the note and taxed in the manner described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes,” in which case our common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder except to the extent of any common stock received with respect to accrued but unpaid interest. In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata between the portion of the note that is treated as converted into our common stock and the portion of the note that is treated as sold for cash based on the fair market value of our common stock and the cash. The holding period for our common stock received in the conversion would include the holding period for the notes, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

Distributions

Distributions, if any, made on our common stock generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends-received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not result in a deemed distribution to a U.S. holder. Certain of the conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may be treated as a deemed distribution. Any deemed distribution will be taxable as a dividend, return of capital or capital gain to the extent thereof as described above under “—Distributions of Common Stock.” However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates as described above under “—Distributions.” It is also unclear whether corporate holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.

Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock

Upon the sale, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s tax basis in our common stock. Any gain or loss recognized on a taxable disposition of common stock will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period at the time of the sale, redemption or other taxable disposition of our common stock is more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Possible Effect of the Change in Conversion Consideration after a Change in Control

In certain situations, the notes may become convertible into shares of an acquirer. Depending on the circumstances, such an adjustment could result in a deemed taxable exchange of the notes to a U.S. holder and the modified notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss.

Consequences to Non-U.S. Holders

Interest on the Notes

The 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate of the notes, discussed above under “—Consequences to U.S. Holders—Constructive Distributions”) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or a U.S. fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, also be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes are paid on behalf of a non-U.S. holder, those withholding taxes may be withheld from payments of cash or common stock payable on the notes (or, in certain circumstances, from any payments on our common stock).

A non-U.S. holder of common stock who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Certain Redemptions, Conversion or Other Taxable Dispositions of Notes or Common Stock

Any gain recognized by a non-U.S. holder on the sale, exchange, certain redemptions or other taxable disposition of a note or common stock (as well as upon the conversion of a note into cash or into a combination of cash and stock) will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the note or common stock, as the case may be.

If you are a non-U.S. holder and you realize gain described in the first bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder, and, if you are a foreign corporation, you additionally may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock (which gain may be offset by U.S.-source capital losses), even though you are not considered a resident of the United States. Any amounts (including common stock) which a non-U.S.

holder receives on a sale, exchange, redemption, conversion or other taxable disposition of a note which are attributable to accrued but unpaid interest will be subject to U.S. federal income tax in accordance with the rules described above under “—Interest on the Notes.” We believe we are not and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

U.S. Holders

Information reporting requirements generally will apply to payments of interest on the notes (including additional interest, if any), dividends on our common stock and the proceeds of a sale of a note or common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient and, if requested, certifies as to that status.

Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, the amount of interest (including additional interest, if any) paid on the notes and dividends paid on common stock to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest on a note or dividends on common stock, provided the statement described above in the last bullet point under “—Interest on the Notes” has been received. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the statement described above has been received, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Legislation enacted in 2010 (commonly referred to as “FATCA”) generally imposes a withholding tax of 30% on interest and dividends paid on, and the gross proceeds of a disposition of, debt obligations or stock in a United States corporation paid to (i) a foreign financial institution (“FFI”), whether as a beneficial owner or intermediary, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or qualifies for an exemption from these rules, and (ii) a foreign entity that is not a financial institution (whether as a beneficial owner or intermediary for another foreign entity that is not a financial institution) unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity, or qualifies for an exemption from these rules. A person that receives payments through one or more FFIs may receive reduced payments as a result of FATCA withholding taxes if (i) any such FFI does not enter into such an agreement with the U.S. government and does not otherwise establish an exemption, or (ii) such person is (a) a “recalcitrant account holder” or (b) itself an FFI that fails to enter into such an agreement or establish an exemption. Foreign governments have entered into, and may continue to enter into, agreements with the United States to implement FATCA in a different manner.

Treasury regulations and administrative guidance provide that FATCA withholding will apply to payments of dividends on our common stock and interest on our notes, and, beginning on January 1, 2019, to payments of gross proceeds from a sale or other disposition of our common stock or notes. Investors are encouraged to consult with their tax advisors regarding the implications of this legislation on their investment in our common stock.

UNDERWRITING

We are offering the notes described in this prospectus supplement through Piper Jaffray & Co. as the sole underwriter. Subject to the terms and conditions set forth in an underwriting agreement between us and Piper Jaffray & Co., we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the entire principal amount of notes offered by this prospectus supplement.

The underwriter is committed to purchase all the notes being offered by us if it purchases any notes, other than those notes covered by the option described below.

The underwriter proposes to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement (plus accrued interest, if any, from the date of original issuance) and to certain dealers at that price less a concession not in excess of         % of the principal amount of the notes. If all of the notes are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to buy up to an additional $22,500,000 in aggregate principal amount of notes from us, solely to cover over-allotments. If any additional notes are purchased, the underwriter will offer the additional notes on the same terms as those on which the notes are being offered.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus supplement, the registration statement of which this prospectus supplement is a part, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering, and to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the notes, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional notes.

	Per Note		No Exercise	Full Exercise
Public offering price		%	$	$
Underwriting discount		%	$	$
Proceeds, before expenses, to us		%	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $500,000. We have also agreed to reimburse the underwriter for certain of its expenses.

No Sales of Similar Securities

We and our executive officers and directors have agreed, with certain limited exceptions, that we and they will not, for a period 90 days after the date of this prospectus supplement, without the prior written consent of the underwriter, directly or indirectly:

•	offer, pledge, sell or contract to sell any shares of our common stock;

•	sell any option or contract to purchase any shares of our common stock;

•	purchase any option or contract to sell any shares of our common stock;

•	grant any option, right or warrant for the sale of any shares of our common stock;

•	otherwise transfer or dispose of any shares of our common stock;

•

in the case of the company, file any registration statement with respect to any shares of our common stock or in the case of our executive officers and directors, make any demand for or exercise any right with respect to the registration of any shares of our common stock; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of our common stock whether any such swap or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise.

This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Notwithstanding the above, this lock-up provision will not apply to us with respect to, among other things:

•	the issuance of the notes offered by this prospectus or any shares of common stock issuable upon conversion thereof;

•	any shares of common stock issued upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus, including the 2018 notes;

•	any shares of common stock issued or options to purchase common stock granted pursuant to our employee benefit plans existing on the date of this prospectus;

•	any shares of common stock issued pursuant to any non-employee director stock plan existing on the date of this prospectus;

•	any shares of common stock issued pursuant to our agreement to acquire Nellix, Inc.;

•	performance of obligations under our capped call transactions with Bank of America, N.A.; or

•	shares of common stock issued pursuant to our agreement to acquire TriVascular.

In addition, this lock-up provision will not apply to our executive officers and directors with respect to:

•

transfers by bona fide gift, or to any trust for the direct or indirect benefit of the executive officer or director or an immediate family member, or to the legal representatives of the executive officer or director or an immediate family member by will or intestate succession or to an affiliate or entity controlled by the executive officer or director, provided that, in each case, the done, trustee, distribute or transferee, as the case may be, agrees in writing to be bound by the lock-up restrictions described above, any such transfer shall not involve a disposition for value, such transfer is not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act and the executive officer or officer does not otherwise voluntarily effect any public filing or report regarding such transfer; and

•

the exercise of stock options held by the executive officer or director through surrender to us of shares of common stock (provided that any shares of common stock received by executive officer or director upon such net issuance shall be subject to the restrictions set forth in the lock-up provision) or in connection with the partial or full settlement of any withholding tax obligation of the executive officer or director through surrender or forfeiture to us of shares of common stock.

In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Further, we have agreed to require any person who becomes an executive officer or director of our company during the 90-day lock-up period described above to enter into a lock-up agreement substantially similar to the lock-up agreement described above.

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “ELGX.”

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may purchase and sell the notes or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater principal amount of notes than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriter will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which it may purchase notes through its over-allotment option. “Naked” short sales are sales in excess of the over-allotment option granted to it. The underwriter must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or shares of our common stock made by the underwriter in the open market to peg, fix or maintain the price of the notes or our common stock prior to the completion of this offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or our common stock. In addition, neither we nor Piper Jaffray & Co. make any representation that Piper Jaffray & Co. will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Notes

In connection with this offering, the underwriter or certain securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter is currently providing investment banking and advisory services to us in connection with the Trivascular merger. The underwriter and its affiliates have in the past received and will be entitled to receive separate fees for such services.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters relating to the issuance of the notes offered by this prospectus supplement will be passed upon for us by Latham & Watkins LLP, New York, New York, and Stradling Yocca Carlson & Rauth, Newport Beach, California. Goodwin Procter LLP, New York, New York, is counsel to the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements and schedule of Endologix, Inc. as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of TriVascular Technologies, Inc. included in Exhibit 99.2 of Endologix, Inc.’s Current Report on Form 8-K dated October 26, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, which includes additional information not contained in this prospectus supplement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other material we file with the SEC, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

Our Internet address is www.endologix.com. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website is not part of this prospectus supplement, the accompanying prospectus or any other report we file with or furnish to the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below, and any subsequent filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of securities covered by this prospectus supplement and the accompanying prospectus is completed (except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information, which is neither deemed filed nor incorporated by reference herein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015;

•

our Current Reports on Form 8-K filed on March 13, 2015 (two Form 8-K filings), April 30, 2015, June 1, 2015, July 27, 2015, September 17, 2015, October 21, 2015 and October 26, 2015 (other than information furnished under Item 7.01, including Exhibit 99.1);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A, filed on April 17, 2015; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 18, 1996, including any amendment or report filed for the purpose of updating such description.

Any statements made in a document incorporated by reference in this prospectus supplement and the accompanying prospectus are deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus supplement and the accompanying prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom this prospectus supplement and the accompanying prospectus are delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. Requests for documents should be by writing to or telephoning us at the following address: Investor Relations, Endologix, Inc., 2 Musick, Irvine, California 92618; (949) 595-7200. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Warrants

Units

We may from time to time offer, issue and sell senior debt securities, subordinated debt securities, preferred stock, common stock, warrants or units. This prospectus provides some of the general terms that may apply to the offered securities. We will provide the specific terms of any securities to be offered in one or more supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus and any applicable prospectus supplement carefully before you make your investment decision. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ELGX.” On October 23, 2015, the last reported sale price of our common stock was $13.81 per share. If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference herein and described under the heading “Risk Factors” beginning on page 4 for more information on these risks. Additional risks associated with an investment in us as well as with our securities will be described in the applicable prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

The date of this prospectus is October 26, 2015.

i

You should rely only on the information contained in this prospectus or any prospectus supplement to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus or any prospectus supplement may only be accurate on the date of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with only a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the terms “Endologix,” “we,” “our,” and “us” or similar references refer to Endologix, Inc. and our consolidated subsidiaries.

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus or any accompanying prospectus supplement belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. In addition, while we believe our internal company research is reliable and the market definitions we use are appropriate, neither our internal research nor these definitions have been verified by any independent source.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” or the negative of these terms, and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, business strategies, regulatory or competitive environments, our intellectual property and product development. You are cautioned not to place undue reliance on these forward-looking statements and to note that they speak only as of the date hereof. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks described under the section entitled “Risk Factors” included elsewhere in this prospectus and the various factors described below.

Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	continued market acceptance of our products;

•	quality problems with our products;

•	consolidation in the health care industry;

•	the success of our clinical trials relating to products under development;

•	our ability to maintain strong relationships with certain key physicians;

•	continued growth in the number of patients qualifying for treatment of abdominal aortic aneurysms through our products;

•	our ability to effectively compete with the products offered by our competitors;

•	the level and availability of third party payor reimbursement for our products;

•	our ability to successfully commercialize products which incorporate the technology obtained in our acquisition of Nellix, Inc.;

•	our ability to effectively develop new or complementary technologies;

•	our ability to manufacture our endovascular systems to meet demand;

•	changes to our international operations including currency exchange rate fluctuations;

•	our ability to effectively manage our business and keep pace with our anticipated growth;

•	our ability to develop and retain a direct sales force in the United States and select European countries;

•	the nature of and any changes to domestic and foreign legislative, regulatory and other legal requirements that apply to us, our products, our suppliers and our competitors;

•	the timing of and our ability to obtain and maintain any required regulatory clearances and approvals;

•	our ability to protect our intellectual property rights and proprietary technologies;

•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	product liability claims and litigation expenses;

•	reputational damage to our products caused by mis-use or off-label use or government or voluntary product recalls;

•	our utilization of a single source supplier for specialized components of our product lines;

•	our ability to attract, retain, and motivate qualified personnel;

•	our ability to make future acquisitions and successfully integrate any such future-acquired businesses;

•	our ability to maintain adequate liquidity to fund our operational needs and research and developments expenses; and

•	general macroeconomic and world-wide business.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

ENDOLOGIX, INC.

We are a Delaware corporation with corporate headquarters and production facilities located in Irvine, California. We develop, manufacture, market, and sell innovative medical devices for the treatment of aortic disorders. The products are intended for the treatment of abdominal aortic aneurysms, or AAA. The AAA products are built on one of two platforms: (1) traditional minimally-invasive endovascular repair, or EVAR, or (2) endovascular sealing, or EVAS, our innovative solution for sealing the aneurysm sac while maintaining blood flow through two blood flow lumens. Our current EVAR products include the Endologix AFX® Endovascular AAA System, or AFX, and the Endologix Powerlink with IntuiTrak™ Delivery System, or IntuiTrak. Our current EVAS product is the Nellix® Endovascular Aneurysm Sealing System, or the Nellix EVAS System. Sales of our EVAR and EVAS platforms (including extensions and accessories) to hospitals in the U.S. and Europe, and to third-party international distributors in certain European countries and elsewhere, provide the sole source of our reported revenue.

Our EVAR products consist of (i) a cobalt chromium alloy stent covered by expanded polytetrafluoroethylene (commonly referred to as “ePTFE”) graft material and (ii) an accompanying delivery system. Once fixed in its proper position within the abdominal aorta, our EVAR device provides a conduit for blood flow, thereby relieving pressure within the weakened or “aneurysmal” section of the vessel wall, which greatly reduces the potential for aneurysm rupture.

Our EVAS product consists of (i) bilateral covered stents with endobags, (ii) a biocompatible polymer injected into the endobags to seal the aneurysm and (iii) a delivery system and polymer dispenser. Our EVAS product seals the entire aneurysm sac, effectively excluding the aneurysm sac and reducing the likelihood of future aneurysm rupture. Additionally, it has the potential to reduce the need for post procedural re-interventions.

Within our EVAR platform, AFX is marketed in the United States, Europe, New Zealand and Latin America, and Intuitrak sales are currently limited to Japan. In February 2013, we commenced limited market introduction in Europe of the Nellix EVAS System, and a controlled commercial launch is currently underway.

In December 2013, we received Investigational Device Exemption approval in the United States to begin a clinical trial for the Nellix EVAS System which commenced in January 2014.

We were incorporated in California in March 1992 under the name Cardiovascular Dynamics, Inc. and reincorporated in Delaware in June 1993. In January 1999, we merged with privately held Radiance Medical Systems, Inc. and changed our name to Radiance Medical Systems, Inc. and in May 2002, we merged with privately held Endologix, Inc., and changed our name to Endologix, Inc. More comprehensive information about our products and us is available through our worldwide web site at www.endologix.com. The information on our website is not incorporated by reference into this prospectus. Our main offices are located at 2 Musick, Irvine, California 92618, and our telephone number is (949) 595-7200.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information” included elsewhere in this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

	Years Ended December 31					Six Months Ended June 30, 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)	For the five years ended December 31, 2014 and the six months ended June 30, 2015, our earnings were insufficient to cover fixed charges by $4.4 million, $28.8 million, $35.2 million, $16.1 million, $32.5 million and $24.1 million, respectively. The ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for all periods presented because no shares of preferred stock were outstanding during these periods.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to compliance with covenants under any existing financing agreements, which may restrict or limit our ability to declare or pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

USE OF PROCEEDS

Unless otherwise indicated in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include possible acquisitions, working capital, continued investment in geographic expansion, research and development and clinical studies. Accordingly, management will retain broad discretion as to the allocation of the net proceeds of this offering. Pending our use of the net proceeds as described above, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF SENIOR DEBT SECURITIES

General

The following description applies to the senior debt securities offered by this prospectus. The senior debt securities will be direct, unsecured obligations of our company and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete; and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

The following describes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to the senior debt securities will be described in the prospectus supplement relating to the senior debt securities.

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the senior debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

Senior debt securities of a series may be issuable in registered form without coupons, which we refer to as “registered securities,” or in the form of one or more global securities in registered form, which we refer to as “global securities.”

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:

•	the title of the senior debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

•	the priority of payment of the senior debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

•	the date or dates on which the principal of the senior debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

•	the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•	the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

•	each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

•	the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•	the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the senior debt securities;

•	the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

•	the payment of any additional amounts with respect to the senior debt securities;

•	whether any of the senior debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

•	any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the senior debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as registered securities. Senior debt securities issued as registered securities will not have interest coupons.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to registered securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Senior Debt Securities

Senior debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the senior debt security is registered at the close of business on the regular record date for the payment.

Consolidation, Merger or Sale of Assets

The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor assumes our obligations on the senior debt securities and under the indenture; and

•	after giving effect to the consolidation, merger, or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”

Leveraged and Other Transactions

The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.

Modification of the Indenture

The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things:

•	modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

•	reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

An “event of default” with respect to senior debt securities of any series is defined in the indenture to include:

1.	default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

2.	default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

3.	default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of that series and continuance of such default for 60 days after written notice;

4.	certain events of bankruptcy, insolvency or reorganization relating to us; and

5.	any other event that may be specified in a prospectus supplement with respect to any series of senior debt securities.

If an event of default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive an event of default resulting in acceleration and rescind the acceleration of the senior debt securities, but only if all events of default with respect to senior debt securities of such series have been remedied, all payments due, other than those due as a result of acceleration, have been made, and all amounts owing to the trustee have been paid.

If an event of default occurs and is continuing, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series, subject to certain conditions set forth in the indenture, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of a majority in aggregate principal amount of the senior debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series.

The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any senior debt securities, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

The indenture also provides that notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of that holder.

We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.

Satisfaction and Discharge

The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of senior debt securities will be set forth in the prospectus supplement relating to that series of senior debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

The following description applies to the subordinated debt securities offered by this prospectus. The subordinated debt securities will be unsecured, subordinated obligations of our company. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

The following describes the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to the subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.

The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the subordinated debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

Subordinated debt securities of a series may be issuable in the form of registered securities or global securities.

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:

•	the title of the subordinated debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

•	the priority of payment of the subordinated debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

•	the date or dates on which the principal of the subordinated debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

•	the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•	the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

•	each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

•	the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•	the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the subordinated debt securities;

•	the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•	the payment of any additional amounts with respect to the subordinated debt securities;

•	whether any of the subordinated debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	the terms of subordination;

•	any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Subordinated debt securities may be issued as original issue discount securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the subordinated debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those subordinated debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a subordinated debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a subordinated debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any subordinated debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as registered securities. Subordinated debt securities issued as registered securities will not have interest coupons.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to registered securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Subordinated Debt Securities

Subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the payment.

Subordination

The subordinated debt securities will be subordinated and junior in right of payment to some of our other indebtedness (which may include senior indebtedness for money borrowed) to the extent described in the applicable prospectus supplement.

Consolidation, Merger or Sale of Assets

The indenture relating to the subordinated debt securities provides that we may, without the consent of the holders of any of the subordinated debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor assumes our obligations on the subordinated debt securities and under the indenture; and

•	after giving effect to the consolidation, merger, or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the subordinated debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”

Leveraged and Other Transactions

The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.

Modification of the Indenture

The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would:

•	modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

•	adversely modify the subordination terms of the subordinated debt securities; or

•	reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

An “event of default” with respect to subordinated debt securities of any series is defined in the indenture to include:

1.	default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

2.	default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

3.	default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of that series and continuance of such default for 60 days after written notice;

4.	certain events of bankruptcy, insolvency or reorganization relating to us; and

5.	any other event that may be specified in a prospectus supplement with respect to any series of subordinated debt securities.

If an event of default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare (with notice us and the trustee) the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive an event of default resulting in acceleration of the subordinated debt securities, but only if all events of default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of any series and upon indemnity and security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of that series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series.

The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any subordinated debt securities, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any and all obligations owing under the indenture. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

The indenture also provides that notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of that holder.

We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

Satisfaction and Discharge

The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of subordinated debt securities will be set forth in the prospectus supplement relating to that series of subordinated debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of October 23, 2015, there were 67,789,325 shares of common stock outstanding and no shares of preferred stock outstanding.

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws that are incorporated by reference into this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any.

We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.

Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued under this prospectus will be, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ELGX.” The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Preferred Stock

Our amended and restated certificate of incorporation, as amended, provides that our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the number of shares constituting any series or the designation of a series and to determine or alter for each series or designation of a series the voting powers, if any, and the designations, preferences, and relative, participating, optional, or other rights, and the qualifications, limitations or restrictions, of any series or the designation of a series. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of this preferred stock. However, the effects might include, among other things: restricting dividends on the common stock; diluting the voting power of the common stock; impairing the liquidation rights of the common stock; or delaying or preventing a change in control of our company without further action by the stockholders.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the General Corporation Law of the State of Delaware, or the DGCL, and our amended and restated certificate of incorporation, as amended, to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series of preferred stock the rights, preferences, and privileges of such class or series.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the provision for redemption, if applicable, of the preferred stock;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into any other class or classes of capital stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposed fundamental change in the rights of the preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares, or that holders might believe to be in their best interests.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder’s affiliates or associates, for a period of three years. These restrictions do not apply if:

•	prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•	on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Each of our amended and restated certificate of incorporation, as amended, and amended and restated bylaws also include a number of other provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management. First, our amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for a classified board of directors comprised of three classes of directors with each class serving a staggered three-year term. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation, as amended, does not provide otherwise. Second, our amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Third, our amended and restated bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management. Fourth, our amended and restated certificate of incorporation, as amended, provides that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Fifth, our board of directors has the authority to issue preferred stock, which could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy or consent solicitation or otherwise, by making those attempts more difficult to achieve or more costly.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Equity Warrants

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the warrants, debt securities, preferred stock or common stock, or combination thereof, comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

PLAN OF DISTRIBUTION

From time to time, we may sell the securities offered by this prospectus:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth:

•	their offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds we may receive from the sale;

•	any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Endologix, Inc. as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of TriVascular Technologies, Inc. included in Exhibit 99.2 of Endologix, Inc.’s Current Report on Form 8-K dated October 26, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our Company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We also file annual, quarterly, and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements, and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC (File No. 000-28440) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of Exchange Act (except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information, which is neither deemed filed nor incorporated by reference herein) until the termination of the offering made under this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015;

•	our Current Reports on Form 8-K filed on March 13, 2015 (two Form 8-K filings), April 30, 2015, June 1, 2015, July 27, 2015, September 17, 2015, October 21, 2015 and October 26, 2015 (other than information furnished under Item 7.01, including Exhibit 99.1);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A, filed on April 17, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 18, 1996, including any amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of these filings, at no cost, from our Internet website (www.endologix.com) or by writing or telephoning us at the following address:

Endologix, Inc.

2 Musick

Irvine, California 92618

Attention: Investor Relations

(949) 595-7200

$150,000,000

    % Convertible Senior Notes due 2020

PROSPECTUS SUPPLEMENT

Piper Jaffray

October     , 2015